                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                            SCHEDULE 14A INFORMATION
                             ----------------------
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934
                             ----------------------
                               AMENDMENT NO. 3 TO
                            PRELIMINARY SCHEDULE 14A
                            ON SCHEDULE PRER14A/A-3)
                             ----------------------


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/Preliminary Proxy Statement
/ /Confidential, for Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))
/ /Definitive Proxy Statement
/ /Definitive Additional Materials
/ /Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         COMPREHENSIVE CARE CORPORATION
                (Name of Registrant as Specified in its Charter)

                         COMPREHENSIVE CARE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
22(a)(2) of Schedule 14A.

/ /$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.Title of each class of securities to which transaction applies:
7 1/2% Convertible Subordinated Debentures Due April 15, 2010

2.Aggregate number of securities to which transaction applies:
$9,538,000 in principal amount of Debentures

3.Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Estimated solely for the purpose of calculating the filing fee, pursuant to Rules 0-11(a)(4) and 0-11(b)(2), equal to one-fiftieth (1/50th) of one percent of the market value of the maximum amount of Debentures to be acquired by the Issuer (the "Transaction Value"). The average of the bid and asked prices of the Debentures as of a trading date within the five trading days prior to the date of this filing by the Issuer, was not known or reasonably available. The Issuer has an accumulated capital deficit, thereby calculating this filing fee based on one-third of the $9,538,000 outstanding principal amount of Debentures as provided in Rule 0-11(a)(4).

4.Proposed maximum aggregate value of transaction:
$3,179,333 in principal amount of Debentures

/X/Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.Amount Previously Paid:
$6,358.67

2.Form, Schedule or Registration Statement No.:
SC13E4: FILE NO. 005-19482

3.Filing Party:
COMPREHENSIVE CARE CORPORATION

4.Date Filed:
SEPTEMBER 14, 1995

                                 [COMPCARE LOGO]

                                  July __, 1996


Dear Holders of Comprehensive Care Corporation's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010:

    On behalf of the Board of Directors and Management of your Company, I respectfully request that each of you, as holders of the Company's 7 1/2% Convertible Subordinated Debentures due April 15, 2010 (the "Securities" or "Debentures"), currently due and payable in full on account of acceleration, consent in writing ("Consent") to the actions described in the accompanying Debenture Consent Solicitation Statement. The principal purpose of the Consents is to facilitate the exchange or reinstatement of the Company's outstanding Debentures, which have been in default since the Company failed to make interest payments commencing October 17, 1994, under the proposals RECOMMENDED BY MANAGEMENT to (1) rescind the existing acceleration of payments due under the Debentures; (2) waive any defaults or Events of Default (other than nonpayment of any principal or interest due) that exist at the time of the Company's payment of default interest, and the interest payable on it (the "Default Interest Payment Date") if the same occurs within 30 calendar days after the termination of the Consent Solicitation Period; (3) instruct the Trustee not to pursue remedies otherwise available on account of defaults or existing Events of Default during the Consent Solicitation Period and 30 calendar days thereafter; and (4) consent to the waiver of a notice provision in the Indenture under which the Debentures were issued relating to the cancellation of sinking fund payment obligations. The enclosed Debenture Consent Solicitation Statement explains in more detail the reasons for, and the effects of, your Consent to the proposals recommended by the Board of Directors and Management. Please read the Statement carefully. Your Consent to the proposals is critical to your Company. A consent card is enclosed for the purpose of giving Consent.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE PROPOSED ACTIONS AND REQUESTS THAT THE DEBENTUREHOLDERS CONSENT TO EACH OF PROPOSALS (1), (2), (3) AND (4).

    YOUR CONSENT IS IMPORTANT. Consents of the holders of at least a majority in principal amount of the outstanding Debentures are necessary to approve and adopt each of Proposals (1) and (3). Consent of at least 66 2/3% in principal amount of the outstanding Debentures is necessary to approve and adopt each of Proposals (2) and (4).

    The Board of Directors is hopeful that a rescission of acceleration of the Securities will help position the Company for a more successful long-term future. Please SIGN, DATE and MAIL the enclosed Consent card as soon as possible in the enclosed prepaid envelope. Your consent may be withdrawn as to each of the Proposals at any time prior to ____________, 1996 or thereafter until the Company's receipt of Consents sufficient to approve the Proposal or any earlier termination of the Consent Solicitation Period. Your prompt cooperation will be greatly appreciated.

                                           Sincerely,


                                           Chriss W. Street
                                           Chairman of the Board,

                                           President and Chief Executive Officer

                         COMPREHENSIVE CARE CORPORATION
                    NOTICE OF DEBENTURE CONSENT SOLICITATION



TO THE DEBENTUREHOLDERS:

    The Board of Directors of Comprehensive Care Corporation (the "Company") hereby requests your consent in writing for the following purposes as described in the accompanying Debenture Consent Solicitation Statement:

    1. Proposal No. 1, to consent to rescind the acceleration, and to notify First Trust of California, National Association, as successor to Bank of America National Trust and Savings Association (the "Trustee"), of a rescission of the acceleration, of all principal and interest due under the Company's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures"), and all of the effects thereof.

    2. Proposal No. 2, to consent to waive, and to notify the Trustee of a waiver of, any defaults or Events of Default (other than nonpayment of any principal or interest due) that exist at the time of the Company's payment of default interest, and the interest payable on it (the "Default Interest Payment Date") if the same occurs within 30 calendar days after the termination of the Consent Solicitation Period.

    3. Proposal No. 3, to consent to instruct the Trustee not to pursue any remedy available at law or in equity upon anything less than future directions given by a majority in outstanding principal amount of Debentures during the Consent Solicitation Period and a period ending at the close of business on the Default Interest Payment Date, if the same occurs within 30 calendar days after the termination of the Consent Solicitation Period.

    4. Proposal No. 4, to consent to the waiver of a notice provision in the Indenture dated April 25, 1985 (the "Indenture") between the Company and the Trustee relating to the cancellation of sinking fund payment obligations.


    MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND YOUR CONSENT AND APPROVAL IN ORDER TO FACILITATE THE DEFAULT INTEREST PAYMENT DESCRIBED IN THE ATTACHED DEBENTURE CONSENT SOLICITATION STATEMENT.

    Each registered Debentureholder is urged to SIGN, DATE and MAIL the enclosed Consent card as promptly as possible. Only Debentureholders, as registered on the Registrar's List of Debentureholders, are entitled to Consent. The broker or other nominee holding Debentures in "street name" for a beneficial holder will seek instruction from the beneficial holder and will Consent on behalf of a beneficial holder, if appropriately instructed.


                                       By Order of the Board of Directors,



                                       Kerri Ruppert
                                       Secretary

July __, 1996
Corona del Mar, California


- --------------------------------------------------------------------------------
                            YOUR CONSENT IS IMPORTANT

TO ENSURE EVERY CONSENT BEING COUNTED, ANY REGISTERED HOLDERS ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AS PROMPTLY AS POSSIBLE AND TO MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE TO FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION, 180 E. FIFTH STREET, SUITE 200, ST. PAUL, MINNESOTA 55101.

ANY BENEFICIAL HOLDERS (OF DEBENTURES REGISTERED IN A BROKER'S OR OTHER
NOMINEE'S NAME) SHOULD PROVIDE A COMPLETE, SIGNED AND DATED CONSENT CARD
DIRECTLY TO THE BROKER OR OTHER NOMINEE WHO ACTS AS THE REGISTERED HOLDER, AND
THE REGISTERED NOMINEE HOLDER SHOULD IN TURN COMPLETE, SIGN AND DATE A CONSENT CARD AND SEND IT TO THE TRUSTEE AT THE ADDRESS ABOVE.
- --------------------------------------------------------------------------------

TABLE OF CONTENTS


                                                                                                               PAGE

DEBENTURE CONSENT SOLICITATION STATEMENT........................................................................  1
         GENERAL  ..............................................................................................  1
         REQUIRED VOTE OR CONSENT...............................................................................  1
         RECORD DATE............................................................................................  2
         CONSENTS AND TRANSFERS.................................................................................  2
         CONSENTS AND TENDERS...................................................................................  2
         CONSENT SOLICITATION PERIOD............................................................................  2
         REVOCABILITY OF CONSENTS...............................................................................  2
         VOTING OR CONSENTING...................................................................................  3
         INFORMATION AND SOLICITATION...........................................................................  3
         INTENTIONS OF THE COMPANY IF PROPOSALS 2, 3 OR 4 NOT APPROVED..........................................  4
         BOARD OF DIRECTORS' DISCRETION AND RESERVATION OF RIGHTS...............................................  4
         NO DISSENTERS' RIGHTS..................................................................................  4
         CONSENTS EXPECTED......................................................................................  4

SPECIAL RISK FACTORS............................................................................................  5
         IMPORTANT FACTORS RELATED TO FORWARD-LOOKING STATEMENTS AND
                  ASSOCIATED RISKS..............................................................................  5
         EFFECTS OF REINSTATING NON-DEFAULT STATUS..............................................................  5
         SUMMARY COMPARISON OF TERMS OF DEBENTURES WITH AND WITHOUT
                  ACCELERATION..................................................................................  7
         POTENTIAL EFFECTS OF SENIOR DEBT.......................................................................  8
         POTENTIAL EFFECTS OF FAILURE TO RESCIND ACCELERATION...................................................  8
         ABILITY OF THE COMPANY TO CONTINUE AS A GOING CONCERN; EXPLANATORY
                  PARAGRAPH IN AUDITORS' REPORT.................................................................  9
         PRIORITIES OF SECURITIES AND OTHER RELATED CONSIDERATIONS RELATING
                  TO ANY FUTURE BANKRUPTCY OF THE COMPANY.......................................................  9
                  DEBT CLAIMS VS. EQUITY INTERESTS.............................................................. 10
                  AVOIDABLE PREFERENCES......................................................................... 11
         POTENTIAL TO BE SUBJECTED TO AUTOMATIC BANKRUPTCY STAY................................................. 11
                  PROHIBITIONS ON PAYMENT TO DEBENTUREHOLDERS................................................... 13
                  FRAUDULENT CONVEYANCES........................................................................ 13
         DETERMINATION OF TERMS OF EXCHANGE OFFER............................................................... 14
         HISTORY OF LOSSES AND ANTICIPATED FUTURE LOSSES; UNCERTAINTY OF
                  FUTURE PROFITABILITY.......................................................................... 14
         ADDITIONAL RISK FACTORS WITH RESPECT TO HOLDERS OF DEBENTURES NOT
                  TENDERED IN THE EXCHANGE OFFER................................................................ 15
                  SUBORDINATION................................................................................. 15
                  REDEMPTION; MATURITY.......................................................................... 15
                  SPORADIC TRADING.............................................................................. 15
                  CONVERSION PRICE FAR ABOVE SHARE PRICES....................................................... 15
         NEED FOR ADDITIONAL FUNDS; UNCERTAINTY OF FUTURE FUNDING............................................... 15
         DISPOSITION OF ASSETS.................................................................................. 16
         INVOLUNTARY BANKRUPTCY PETITION; ACCELERATION OF INDEBTEDNESS.......................................... 16
         TAX MATTERS............................................................................................ 17

THE PROPOSALS................................................................................................... 19
         PROPOSAL NO. 1......................................................................................... 19
         PROPOSAL NO. 2......................................................................................... 21
         PROPOSAL NO. 3......................................................................................... 22

         PROPOSAL NO. 4......................................................................................... 22

INTERESTS OF CERTAIN PERSONS.................................................................................... 24

PRINCIPAL DEBENTUREHOLDERS...................................................................................... 24

PRINCIPAL STOCKHOLDERS.......................................................................................... 25

THE PROPOSED EXCHANGE........................................................................................... 26
                  .............................................................................................. 27

PRO FORMA CAPITALIZATION AND INCOME STATEMENT INFORMATION....................................................... 27
         BACKGROUND............................................................................................. 35
                  DEFAULT ON DEBENTURES......................................................................... 35
                  AGREEMENT OF PARTICIPATING SECURITYHOLDERS.................................................... 35
                  DIFFERENCES BETWEEN THE EXCHANGE OFFER AND THE LETTER
                           AGREEMENT'S CONTEMPLATED EXCHANGE.................................................... 36
                  PRICE OF DEBENTURES AND COMMON STOCK PRIOR TO ANNOUNCEMENT.................................... 38
         EXCHANGE OFFER FUNDING REQUIREMENTS AND SOURCES........................................................ 38
         SUMMARY COMPARISON OF TERMS OF DEBENTURES AND EXCHANGE
                  CONSIDERATION................................................................................. 39
         POTENTIAL FEDERAL INCOME TAX CONSEQUENCES.............................................................. 41
                  EFFECTS ON THE DEBENTUREHOLDERS............................................................... 41
                  EFFECTS ON THE COMPANY........................................................................ 42
         NO FAIRNESS OPINION.................................................................................... 43

DESCRIPTION OF DEBENTURES....................................................................................... 43
         GENERAL  .............................................................................................. 43
         CONVERSION OF DEBENTURES............................................................................... 44
         OPTIONAL REDEMPTION.................................................................................... 45
         SINKING FUND........................................................................................... 45
         SUBORDINATION OF DEBENTURES............................................................................ 45
         EVENTS OF DEFAULT AND REMEDIES......................................................................... 46
         MERGER, CONSOLIDATION, OR SALE OF ASSETS............................................................... 47
         AMENDMENT, SUPPLEMENT AND WAIVER....................................................................... 47
         TRANSFER AND EXCHANGE.................................................................................. 47
         CONCERNING THE TRUSTEE................................................................................. 48

INCORPORATION BY REFERENCE...................................................................................... 48

                         COMPREHENSIVE CARE CORPORATION

                    DEBENTURE CONSENT SOLICITATION STATEMENT


GENERAL

         The Board of Directors hereby requests the holders of the $9,538,000 in principal amount outstanding of the 7 1/2% Convertible Subordinated Debentures due April 15, 2010 (herein called either the "Securities" or the "Debentures"), currently due and payable in full on account of acceleration, issued by Comprehensive Care Corporation, a Delaware corporation (the "Company"), (1) to notify First Trust of California, National Association, successor to Bank of America National Trust and Savings Association (the "Trustee"), of rescission of the acceleration of the Securities; (2) to waive every continuing Event of Default (other than nonpayment of any principal and interest due) that exist at the time of the Company's payment of default interest, and the interest payable on it (the "Default Interest Payment Date"), if the same occurs within 30 calendar days after the termination of the Consent Solicitation Period; (3) to instruct the Trustee not to pursue remedies for any defaults or continuing Events of Default during the Consent Solicitation Period and for a period of 30 calendar days thereafter pending the acceleration being rescinded upon anything less than future directions given by a majority in outstanding principal amount of Debentures; and (4) to consent to the waiver of a notice provision in the Indenture dated April 25, 1985 between the Company and the Trustee pursuant to which the Debentures were issued (the "Indenture") relating to the cancellation of sinking fund payment obligations.

         REGISTERED HOLDERS ARE REQUESTED to please Consent on every Proposal by signing, dating and mailing the Consent Card, or a facsimile thereof, to the Trustee using the pre-addressed envelope provided for your convenience. The Trustee's address is First Trust of California, National Association, 180 E. Fifth Street, Suite 200, St. Paul, Minnesota 55101.

         BENEFICIAL HOLDERS WHOSE DEBENTURES ARE REGISTERED IN "STREET NAME" ARE REQUESTED to please sign, date and mail the Consent Card to the broker or other nominee holder of the Debentures, who should in turn sign, date and mail a Consent Card to the Trustee at the above address.

         These materials were first given or mailed to Securityholders on or about July __, 1996.

         Requests for information or documents may be directed to the attention of Kerri Ruppert, Senior Vice President, Secretary and Chief Accounting Officer of the Company, at the principal executive office of the Company located at 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625.

         SEE "SPECIAL RISK FACTORS" COMMENCING ON PAGE 6.

REQUIRED VOTE OR CONSENT

         Under the Indenture, approval of Proposals No. 1 and 3 each requires Consent of at least a majority of the outstanding principal amount of Debentures, and approval of Proposals No. 2 and 4 each requires Consent of the holders of at least 66 2/3% of the outstanding principal amount of the

Debentures. Approval of each of Proposals No. 2 and No. 4 is contingent upon approval of Proposal No. 1.

         As set forth below under "Consents Expected," the Company presently contemplates that the Consent requested herein will be granted by the Debentureholders as to Proposals No. 1, No. 2, No. 3 and No. 4. As set forth below under "The Proposed Exchange," the Company also requires that any Debentureholder tendering Debentures in the Exchange also Consent on each Proposal.

         The Company does not presently contemplate making the default interest payment that is due unless the Consent requested herein is granted by the Debentureholders as to Proposals No. 1, No. 2, No. 3 and No. 4, but the Company may elect under some circumstances to complete the Exchange without Consent on Proposals No. 2, No. 3 and No. 4. See "Intentions of the Company If Proposals 2, 3 or 4 Not Approved" below.

RECORD DATE

         Debentureholders of record (excluding the Company or an Affiliate, as defined in the Indenture) at the close of business on the date a Consent is executed are entitled to give Consents to the actions proposed, and to bind all successors and assigns of all or a portion of such Debentures unless and until Consent is properly revoked. See "Revocability of Consents" below. At June 15, 1996, an aggregate of $9,538,000 principal amount of the Debentures were outstanding, and none of such Debentures were held by the Company.

CONSENTS AND TRANSFERS

         Any Consent signed and dated by the registered Debentureholder will bind all beneficial owners and all transferees of either registered or beneficial owners. A transferee, being bound until a Consent is properly revoked by the registered Debentureholder, should consult the transferor and the registered Debentureholder (if the transferor is a beneficial holder) concerning whether there were pre-transfer Consents.

CONSENTS AND TENDERS

         All Debentureholders tendering in the Exchange must Consent on Proposals No. 1, No. 2, No. 3 and No. 4 and revoking the Consent after having tendered Debentures will be considered a concurrent withdrawal (for the purposes of the Exchange Offer) of the tendered Debentures. Debentures tendered by a Debentureholder failing to Consent or revoking such Consent will not be accepted for the Exchange. Although each Debentureholder that Consents will be offered an exchange of cash and Common Stock for its Debentures, a Debentureholder is not required to tender Debentures in order to Consent, and a Consent does not indicate an intention to tender. See "The Proposed Exchange."

CONSENT SOLICITATION PERIOD

         Consents will be effective as to each respective proposal if Consents from registered holders of a sufficient principal amount of the Debentures on such proposal have been received, and not revoked, at any time after the close of business on __________, 1996, or any date thereafter which is within the 60-day period immediately following the first-dated Consent received. The Consent Solicitation Period, if not earlier terminated, shall end on or prior to such 60th day, if it is a business day, or on the last business day prior to such day.

REVOCABILITY OF CONSENTS

         The Company will not use Consents received from the Debentureholders for a minimum period of 20 business days (approximately 30 calendar days) (the "Consent Solicitation Period") after the date of commencing this solicitation. Thereafter, the Consent Solicitation Period as to all Proposals shall end at 5:00 o'clock p.m., St. Paul, Minnesota time, on the earlier of (a) the 60th calendar day after the first-dated Consent or (b) the first date on which the Consents are sufficient independently to effect the respective Proposal. The Company in its discretion may not require Consent on Proposals No. 2, No. 3 or No. 4. See "Intentions of the Company if Proposals 2, 3 or 4 Not Approved" below. A Consent becomes effective as to each Proposal independently in accordance with its terms, and the Consent on such Proposal thereafter binds all Debentureholders of the Company.

         Any Consent given is revocable, at any time before it becomes effective as to a Proposal, by the registered Debentureholder giving it (or by any registered successor Debentureholder) as to all or any portion of the same Debenture. If prior to the date the Consent becomes effective as to a Proposal, the Trustee receives a written notice of revocation of a Consent, or a duly executed Consent bearing a later date, from a registered Debentureholder, any earlier-dated Consent will be revoked as to such Proposal.

VOTING OR CONSENTING

         "Approving" on a Proposal is counted as a Consent on the Proposal. "Disapproving" or "abstaining" on a Proposal, and brokers indicating a "non-vote" in the customary manner, all have the same effect, and none is counted as a Consent on such Proposal. If a preference is not indicated as to Proposal No. 1, No. 2, No. 3 or No. 4 on a signed and dated Consent delivered by a Debentureholder, the Consent will be counted as an APPROVE on each such Proposal.

         Only registered holders may give a Consent. The Consent card provided may be executed by the registered holder or pursuant to authority given by the record holder. Beneficial holders must instruct the broker or other nominee holder to Consent.

INFORMATION AND SOLICITATION

         The Company is required to undertake to reimburse, and does reimburse, brokerage firms and other persons representing beneficial owners of securities for their expenses in forwarding solicitation materials to such beneficial owners.

         The Trustee will mail, or cause to be mailed, at the Company's cost and expense, copies of this Debenture Consent Solicitation Statement (and any other documents contemplated hereby). The Trustee, acting as Registrar, will also collect and tabulate the Consents. The Trustee also will provide required and optional notices to registered Debentureholders in addition to its continuing to provide customary services as Trustee. The Trustee will not advise Debentureholders concerning the request for Consent. Appropriate written questions or comments may be addressed to First Trust of California National Association, successor of Bank of America National Trust and Savings Association, 180 E. Fifth Street, Suite 200, St. Paul, Minnesota 55101.

         The above-described fees, costs and expenses, in addition to costs of administrative matters related to distribution of this statement and related documents, will be borne by the Company.

         Consents may be solicited personally or by telephone, telegram or fax by certain of the Company's directors, officers and regular employees, without additional compensation.

INTENTIONS OF THE COMPANY IF PROPOSALS 2, 3 OR 4 NOT APPROVED

         The Company is not aware of any requirement under the Debentures or the Indenture, or any applicable law, that Debentureholders approve Proposals No. 2, 3 or 4 in order for rescission of the acceleration of the Debentures to take effect, unless:

         (1) Proposal No. 2 is not approved, and some other default or Event of Default under the Indenture exists and is continuing, that cannot be cured by the Company by payment of default interest, and interest thereon, due and by completion of the Exchange; or

         (2) Proposal No. 3 is not approved, and the Trustee has pursued a remedy at law or in equity that interferes with the Company's ability to proceed to cure, or to obtain the waiver of, all continuing Events of Default; or

         (3) Proposal No. 4 is not approved, and the Trustee claims that, in connection with this solicitation, the rescission of acceleration, or the Exchange Offer as contemplated, the notice provision in the Indenture relating to the cancellation of sinking fund payments must be waived in order to proceed as contemplated.

         If the Company is able to proceed without approval of Proposals No. 2, 3 or 4, in the circumstances that then exist, the Company intends (at the earliest practicable date) to consummate the payments and other things necessary in order to rescind acceleration provided that Proposal No. 1 is approved.

BOARD OF DIRECTORS' DISCRETION AND RESERVATION OF RIGHTS

         The Board of Directors reserves the right, notwithstanding Debentureholders' approval and without further action by the Debentureholders, to elect not to proceed with any of the proposed actions in connection with one or more of the Proposals, if at any time prior to the Company's completion thereof the Board of Directors, in its sole discretion, determines that the proposed action is no longer in the best interests of the Company.

         Under each of the Proposals, the Board reserves the right to delay or defer any occurrence, action, event or record date, upon notice, for purposes of allowing the Consent Solicitation Period to remain open for any legally required or permitted period or periods of time.

NO DISSENTERS' RIGHTS

         Under Delaware law, Debentureholders are not entitled to dissenters' rights of appraisal with respect to the Proposals or the Exchange Offer.

CONSENTS EXPECTED

         The rescission of the acceleration of the Debentures, and its effects, requires Consent by a majority in principal amount of the Debentures. The Company anticipates Consent will be given by the Participating Securityholders, which are estimated to comprise approximately 25% of the outstanding principal amount of Debentures. The Company has also received informal, unsolicited indications that enough additional holders of Debentures intend to Consent in order to effect the rescission of acceleration upon the Company's payment of the interest due.

                              SPECIAL RISK FACTORS

         In addition to the other information set forth herein, the following factors should be considered carefully by the Debentureholders in deciding whether or not to grant the Consents requested by the Company:

IMPORTANT FACTORS RELATED TO FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

         This Debenture Consent Solicitation Statement contains certain forward-looking statements that are based on current expectations and involve a number of risks and uncertainties. Factors that may materially affect revenues, expenses and operating results include, without limitation, the Company's success in (i) implementing its Debenture restructuring plans, (ii) resolving issues with its former auditors and timely filing documents with the Securities and Exchange Commission ("Commission") that may be requisite to the consummation of the private placement and Debenture exchange transactions described below,
(iii) disposing of certain remaining facilities on acceptable terms, (iv) expanding the behavioral medicine managed care and contract management portions of the Company's business, (v) securing and retaining certain refunds from the Internal Revenue Service ("IRS") and certain judgments from adverse parties in the legal proceedings described below, (vi) maintaining the listing of the Company's Common Stock on the New York Stock Exchange ("NYSE"), (vii) securing any requisite stockholder and Debentureholder approval and consent, as the case may be, to the transactions described below, and (viii) relicensing facilities to provide psychiatric treatment.

         The forward-looking statements included herein are based on current assumptions that the Company will be able to proceed with the proposed Debenture exchange offer or otherwise reach a settlement with the Debenture holders, that competitive conditions within the healthcare industry will not change materially or adversely, that the Company will retain existing key management personnel, that the Company's forecasts will accurately anticipate market demand for its services, and that there will be no material adverse change in the Company's operations or business. Assumptions relating to the foregoing involve judgments that are difficult to predict accurately and are subject to many factors that can materially affect results. Budgeting and other management decisions are subjective in many respects and thus susceptible to interpretations and periodic revisions based on actual experience and business developments, the impact of which may cause the Company to alter its budgets, which may in turn affect the Company's results. In light of the factors that can materially affect the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives or plans of the Company will be achieved.

EFFECTS OF REINSTATING NON-DEFAULT STATUS

         At present, unless there is a rescission of acceleration of the Debentures (the "Acceleration"), the Company is unable to cure the continuing Events of Default under the Debentures without paying all principal and interest, which the Company estimates will aggregate approximately $11.25 million as of July 15, 1996 ($9.53 million principal and $1.72 million default interest and interest thereon accrued as of July 15, 1996), plus the Trustee's fees and costs, estimated at less than $0.1 million.

         The Company expects to be able to cure the Events of Default, which must be cured in order to rescind the Acceleration. After rescission of the Acceleration, and at least while no subsequent Events of Default occur, the Trustee will have only those certain rights specified in the Indenture, and shall not have the right to seek immediate payments of Debenture principal.

The Indenture does not limit the Company in the amount of Senior Debt which may be issued or in regard to dividends on stock or securities. The Trustee's and the Debentureholders' influence over the Company, however, at present, which is a time of continuing Events of Default, is at its greatest. The Trustee is empowered, for instance, to sue for a judgment for the total amount owing under the Debentures and the Indenture; and the right to seek any available remedy against the Company gives rise to various considerations that tend to influence the Company and its other financial and business dealings.

         The Company has many practical limitations on its ability to incur additional Senior Debt, and to make distributions, including its limited assets and excessive liabilities. The Indenture does not impose any limit expressly on Senior Debt or distributions. The practical implications of continuing Events of Default include that other creditors are deterred from extending credit. Further, with a continuing Event of Default, the Indenture prohibits the Company from distributing anything of value to holders of Common Stock, other than shares of capital stock. The Indenture does not restrict the Company after rescission of the Acceleration. The renewed non-default status would eliminate the present ability of Debentureholders to instruct the Trustee to claim the full amount due and to seek any remedy to recover payment.

         Management believes that the Company's financial strategy depends in material part upon rescission of the Acceleration. The effect of rescinding Acceleration is that the amount immediately due and payable of approximately $11.25 million will no longer be immediately due, provided that the Company shall have paid about $1.72 million, the amount of interest that would have come due in any case even if the Acceleration had not occurred (i.e., $37.50 per $1,000 of principal on October 15, 1994, April 15, 1995, October 15, 1995, and April 15, 1996, plus interest on the overdue installments of default interest, which is estimated at $11.25 per $1000 of principal as of July 15, 1996), plus fees and costs of the Trustee, estimated at less than $0.1 million.

         Holders of debt and equity securities are encouraged to read the following Sections of this Debenture Consent Solicitation Statement and to seek the advice of their own counsel or advisors with respect to such matters.

SUMMARY COMPARISON OF TERMS OF DEBENTURES WITH AND WITHOUT ACCELERATION

ACCELERATED                                            ACCELERATION RESCINDED
- -----------                                            ----------------------

PRINCIPAL......  While the Debentures are            If the acceleration is
                 accelerated, $1,000 of principal    rescinded, the principal
                 and interest accrued on the         amount will be due in full
                 principal to the date of payment    April 15, 2010, subject to
                 is payable, along with interest     earlier redemption in the
                 on unpaid interest to the extent    Company's discretion.
                 lawful is due and payable in
                 cash. See "Interest" below.

INTEREST.......  Interest accrues at the rate of     If the acceleration is to
                 7 1/2% per annum calculated on a    be rescinded, the interest
                 30-day month and 360 day year       required to be paid
                 basis. Interest has not been        excludes the portion of
                 paid since the payment that was     accrued interest due only
                 made on April 15, 1994 on the       on account of the
                 Debentures. Four semi-annual        acceleration, comprised of
                 interest installments are in        interest on the principal
                 arrears (October 1994, April        amount from and after April
                 1995, October 1995 and April        15, 1996.
                 1996). Debentures earn interest
                 on default interest at 7 1/2%
                 per annum, to the extent
                 permitted by law. Approximately
                 $180.00 of interest in the
                 aggregate will have accrued on
                 each $1,000 face value to July
                 15, 1996.

MATURITY.......  While the Debentures are            If the acceleration is
                 accelerated, all principal and      rescinded, the principal
                 interest is due and payable         amount will mature on April
                 immediately. The Company elected    15, 2010, subject to
                 to subtract from the Company's      optional redemption at
                 sinking fund obligations the        100.00% of face amount, and
                 $36,460,000 principal amount of     also subject to
                 Debentures converted by             acceleration in the event
                 Debentureholders in March 1991      of notice by the Trustee or
                 and previously cancelled,           at least 25% in principal
                 effectively removing the sinking    amount of Debentures
                 fund redemption obligation. See     following the existence and
                 "The Proposals-- Proposal No.       continuation of an Event of
                 4."                                 Default.

CONVERSION.....  Each $1,000 in principal amount     Same.
                 is convertible into 4 whole
                 Common shares (and the
                 Debentureholder will not be
                 entitled to convert a Debenture
                 in a principal amount less than
                 $1,000) at the current
                 conversion price of $248.57 per
                 share. The conversion price is
                 subject to adjustment to prevent
                 dilution in certain events. The
                 conversion price adjustments are
                 made generally whenever shares
                 are sold by the Company at a
                 price below the average closing
                 price on the NYSE during a
                 specified period. See
                 "Additional Risk
                 Factors--Conversion Price Far
                 Above Share Prices" below. See
                 "Notice of Conversion Price
                 Adjustment" attached as Exhibit
                 99.18.

RANKING........  Unsecured general obligations of
                 the Company subordinate to all
                 existing and future Senior Debt
                 of the Company (as defined).
                 Secured Senior Debt totalled
                 approximately $2.0 million at
                 July __, 1996. Payments received
                 by Debentureholders may be
                 subject to claims of Senior Debt
                 holders or other creditors, and,
                 if competing creditors prevail
                 in asserting their claims, the
                 payment may be forfeitable. See
                 "Priorities of Securities and
                 Other Considerations Relating to
                 Any Future Bankruptcy of the
                 Company."If the acceleration is
                 rescinded, the ranking of the
                 Debentures will not be directly
                 affected; however, the
                 non-default status of the
                 Debentures may increase the
                 Company's debt-carrying ability
                 and, hence, the Company may
                 incur greater amounts of Senior
                 Debt or other obligations.


REDEMPTION.....  Not applicable.                     Redeemable at any time in
                                                     whole or in part at the
                                                     option of the Company at
                                                     the principal amount,
                                                     together with accrued
                                                     interest. No sinking fund
                                                     redemption payments will be
                                                     due. See "The Proposals--
                                                     Proposal No. 4."

POTENTIAL EFFECTS OF SENIOR DEBT

         Payment of Exchange Consideration in the proposed Exchange Offer may be subject to restrictions contained in the Indenture. The Company is restricted from paying, directly or through paying agents, any amount in cash or property (other than capital stock of the Company) if any Senior Debt that has matured on or before the date on which the Company intends to make payment is not previously paid to the extent of the full amount of principal or interest due. As of July __, 1996, the Company believes that it has approximately $2.1 million of Senior Debt outstanding and an additional estimated $8.5 million in the aggregate of other liabilities (including debt and senior equity of the subsidiaries of the Company) with priority over the Debentures and approximately $13.1 million of obligations represented by the Debentures themselves or that are on a parity with the Debentures. The amount, including principal and interest, of the Company's Senior Debt that will become due on or prior to August 31, 1996 is estimated to be approximately $500,000. If any Senior Debt is in default and if the holder gives the Company proper notice or institutes any proceeding related to such default, and such Senior Debt provides for a right of acceleration on default, the holder of Senior Debt in default must consent in advance to the payment to Debentureholders of any cash or other property (other than capital stock of the Company) before such payment may be made to Debentureholders. As of the date of the Offering Circular describing the proposed Exchange Offer, no holder of Senior Debt had given such notice or instituted such proceedings to the Company's knowledge. No assurance can be made that a default under the Company's Senior Debt has not or will not occur. The Company anticipates being able to make full and timely payment to each holder of Senior Debt as such Senior Debt matures as to principal or interest in the immediate future.

POTENTIAL EFFECTS OF FAILURE TO RESCIND ACCELERATION

         In the event of a failure to accomplish the proposed rescission of acceleration of the Debentures, the Company would continue to be immediately liable for the entire $9,538,000 principal amount plus accrued interest and default interest from April 15, 1994, estimated at approximately $1.72 million to July 15, 1996, plus certain other costs. In such event, the Company believes that it probably would not be able to pay the $9,538,000 of principal amount, plus accrued interest and costs, that would remain immediately due under the outstanding Debentures. Generally, unpaid creditors could file to commence a Chapter 7 liquidation. The Company believes that any protracted bankruptcy case would have material adverse effects on the Company. See "Brief Explanation of Chapter 11" below.

ABILITY OF THE COMPANY TO CONTINUE AS A GOING CONCERN; EXPLANATORY PARAGRAPH IN AUDITORS' REPORT

         The Company's independent auditors have included an explanatory paragraph in their report stating that the Consolidated Financial Statements of the Company have been prepared assuming that the Company will continue as a going concern and that the Company's financial condition, including the acceleration of the Debentures, raises substantial doubts about its ability to continue as a going concern. If the Debentures continue to be accelerated and a judgment is entered against the Company, the Company could be unable to continue to operate as a going concern and it may result in the Company, as its only possible viable alternative, seeking relief under Chapter 11 of the Bankruptcy Code regardless of the present intentions of the Company's Management and Board of Directors to take any other action necessary to avoid commencement of a bankruptcy case.

PRIORITIES OF SECURITIES AND OTHER RELATED CONSIDERATIONS RELATING TO ANY FUTURE BANKRUPTCY OF THE COMPANY

         Implementation of the rescission of acceleration will have significant consequences for the holders of the Company's debt and equity securities in the event of any future bankruptcy of the Company. Certain of these risks are summarized below.

         DEBT CLAIMS VS. EQUITY INTERESTS

         The relative rankings of the Company's debt claims and equity interests as of July __, 1996, both before and after giving effect to the rescission of acceleration for all of the outstanding Debentures (without reflecting any other transactions) are summarized in the following table. The relative priority of claims of holders of Debentures may worsen as a result of the issuance of new debt or convertible securities, whether secured or unsecured, which may, in each case, rank senior to the Debentures or on a parity with them. In the event the Company incurs additional indebtedness that is senior to the Debentures or issues any preferred equity evidenced by a note, bond or similar instrument, or in the event that the Company permits or authorizes its subsidiaries to incur any indebtedness, liability, cause of action or claim, of any kind, to issue senior securities, or to become or agree to be liable for other obligation whatsoever, the position of the Debentures relative to the new indebtedness or equity will worsen. In the event the Company, independently of its subsidiaries, incurs obligations on a parity with the Debentures, Debentures will share on a prorated basis, in available proceeds, thus reducing the Debentureholders' share. Rescission of acceleration may again make it possible for the Company to pay dividends on shares of capital stock so long as no Event of Default exists and is continuing.

RESCINDED                                                      ACCELERATED                    ACCELERATION
Secured Debt (a)
  Parent Secured Debt..........................             Secured Creditors               Secured Creditors
                                                              ($2,072,000)                    ($2,072,000)

  Subsidiary Secured Debt......................                ($413,000)                      ($413,000)

Subsidiary Other Liabilities (b)...............            Unsecured Creditors             Unsecured Creditors
                                                              ($7,071,000)                    ($7,071,000)

Subsidiary Senior Equity (c)...................                $1,000,000                      $1,000,000

Parent Unsecured Debt (b)
  General Creditors ...........................            Unsecured Creditors             Unsecured Creditors
                                                              ($2,000,000)                    ($2,000,000)

  Subordinated Debt............................                Debentures                      Debentures
                                                              ($11,117,000)                 ($9,538,000 less
                                                                                           amounts exchanged)

Deferred Tax Credit............................                $8,818,000                      $8,818,000

Equity (c).....................................               Common Stock                    Common Stock
                                                               (2,660,931)                     (2,889,843)

_________________________
(a) All "secured debt" ranks ahead of all "equity" and, to the extent of the value of the security interest securing any such "secured debt," all "unsecured debt," except to the extent subordination agreements among creditors specify otherwise. To the extent any amount of the "secured debt" is undersecured or becomes unsecured, any such amount will have the relative priority of other "unsecured debt." See "The Proposed Exchange--Exchange Offering Funding and Sources"

(b) All "unsecured debt" ranks ahead of all "equity." Debentures rank pari passu in right of payment with all "unsecured debt," which would include trade payables and other general creditors of the Company (except for debts which are, by their terms, subordinated to indebtedness owed under the Debentures). The term pari passu means that such securities rank at the same level of priority for distributions in liquidation and/or bankruptcy, absent other bankruptcy considerations.

(c) Preferred Stock has priority over Common Stock in right of payment of dividends and in any distribution upon the liquidation, dissolution or winding up of the Company. Preferred Stock may be issued with rights determined by the Board of Directors from time to time. See "The Proposed Exchange--Exchange Offer Funding and Sources."

         AVOIDABLE PREFERENCES

         If a case were to be commenced by or against the Company under the Bankruptcy Code following the consummation of the Exchange Offer, a bankruptcy trustee or the Company, as debtor in possession, could avoid as a preference any transfer of property made by the Company to or for the benefit of a creditor which was made on account of an antecedent debt if such transfer (i) was made within 90 days prior to the date of the commencement of the bankruptcy case or, if the creditor is found to have been an "insider" (as defined in the Bankruptcy
Code), within one year prior to the date of commencement of the bankruptcy case;
(ii) was made when the Company was insolvent; and (iii) permitted the creditor to receive more than it would have received in a liquidation under Chapter 7 of the Bankruptcy Code had the transfer not been made. Under the Bankruptcy Code, a debtor is presumed to be insolvent during the 90 days preceding the date of commencement of a bankruptcy case. To overcome this presumption, it would need to be shown that at the time the transfers were made, the sum of the Company's debts was less than the fair market value of all of its assets.

         Under the Bankruptcy Code, all or a portion of the property transferred, including any cash payments, to tendering holders of Debentures, as well as any subsequent payment to non-tendering holders of Debentures, could be found to constitute preferences if a bankruptcy case were commenced within the applicable time period following such payments and if the other elements discussed above are present. If, following the commencement of a bankruptcy case within the applicable time period, such transfers were found to be preferential transfers, transferees could be ordered to return the full value of such transfers. In such event, transferees would have a general unsecured claim in the Company's bankruptcy case equal to the value of the property returned.


POTENTIAL TO BE SUBJECTED TO AUTOMATIC BANKRUPTCY STAY


         In the event that the Company does not retire the Debentures or rescind the acceleration, a majority of Debentureholders by principal amount can request the Trustee to seek any remedies for non-payment, including potentially the filing of a bankruptcy petition. The filing of a petition would not affect the relative priority of creditors. Senior creditors may also file such a petition, or institute other actions against the Company, in order to enforce the subordination provisions of the Indenture that prevent the Debentureholders from collecting on their debts in advance of payment to any senior creditor.

         Involuntary bankruptcy petitions do not result in an immediate Event of Default and acceleration under the Debentures. During the period beforehand, the Company would, absent a contrary bankruptcy court order, continue to manage its own assets, and may incur additional debtor obligations. A voluntary petition, or the order for relief under an involuntary petition as described above, does result in an Event of Default and an acceleration under the terms of the Indenture. A Chapter 11 petition is treated like a voluntary petition under the Indenture.

         The filing of a bankruptcy petition also triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, among other things, for an automatic stay of all attempts to collect pre-petition claims from the debtor or otherwise interfere with its property or business. Except as otherwise ordered by the bankruptcy court, the automatic stay remains in full force and effect until confirmation of a plan of reorganization.


         There is a substantial risk that a bankruptcy case will be protracted and costly and disruptive to the Company's business. There can be no assurance that a pre-packaged agreement favorable to Debentureholders will be proposed or reached or that a plan favorable to Debentureholders will be proposed and confirmed in the bankruptcy court. The Company believes that any protracted bankruptcy case would have a material adverse effect on the Company including:

                  (a) disruption of business activities by diverting the attention of the Company's senior management;

                  (b) potential for substantial diminution in the value of the Company's assets;

                  (c) potential adverse impact upon the ability of the Company to obtain the financing necessary for its future operations;

                  (d) substantial increase in the cost of liquidating or restructuring the Company, including the increase in the expenses of professionals normally associated with a bankruptcy case commenced without prior agreement with the Company's major creditors;

                  (e) uncertainty as to the ability of the Company to effectuate any such liquidation or restructuring and, if it is effectuated, the timing thereof;

                  (f) interference and delay regarding payments to creditors;

                  (g) potential for forced liquidation of some or all of the Company's assets, erosion in value of assets in the context of a liquidation and the "forced sale" atmosphere that would prevail, the adverse effects on the salability of a business that could result from the probable departure of key employees, and the costs attributable to the time value of money resulting from what is likely to be a protracted proceeding, the resulting loss to creditors and others; and

                  (h) increased uncertainty among the Company's employees, business partners and associates.


         In addition, the Company believes that, because of the importance of continuing stable relations with the health care industry, the Company is particularly susceptible to any adverse reactions such constituencies may have to the filing of a bankruptcy petition, particularly if the bankruptcy case is long in duration. As a result, and for other reasons, any commencement of a bankruptcy case could adversely affect the Company's business operations.

         To determine what holders in each impaired class of creditors would receive if the Company were liquidated or the least they can receive in a Chapter 11 reorganization, one must determine the dollar amount that would be generated from the liquidation of the Company's assets and properties in the context of a Chapter 7 liquidation case. Secured claims and the costs and expenses of the liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-petition unsecured claims and interests. The rule of absolute priority of distribution would apply. Under that rule, no junior creditor would receive any distribution until the allowed claims of all senior creditors are paid in full, and no holder of an Interest would receive any distribution until the allowed claims of all creditors are paid in full.


         The Company has not performed any analysis of its reorganization or liquidation values and has not obtained an independent valuation of the Company's assets or liabilities and there can be no assurance that the Company would receive in liquidation the value for its assets set forth in the Company's financial statements. The Company's financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets and liabilities that may result from the outcome of this uncertainty as to its ability to continue as a going concern.


         PROHIBITIONS ON PAYMENT TO DEBENTUREHOLDERS

         The payment of cash or property (other than capital stock of the Company) would be prohibited pursuant to the Indenture, and the Company does not intend to make such payment, if there exists at such time any law, rule or order which would be violated by such payment or a law that would under the circumstances existing at the time be violated by such payment. The Company cannot determine at this time whether the payment to Debentureholders pursuant to the proposed Exchange Offer described below will be permitted by law. Certain of the laws affecting the Company's ability to make such payments are described elsewhere herein.

         Moreover, under the Bankruptcy Code, all or a portion of the property transferred, including any cash payments, to tendering holders of Debentures, as well as any subsequent payment to non-tendering holders of Debentures, could be found to constitute preferences if a bankruptcy case were commenced within the applicable time period following such payments and if the other elements discussed above are present. If, following the commencement of a bankruptcy case within the applicable time period, such transfers were found to be preferential transfers, transferees could be ordered to return the full value of such transfers. In such event, transferees would have a general unsecured claim in the Company's bankruptcy case equal to the value of the property returned.

         FRAUDULENT CONVEYANCES

         If a court in a lawsuit by or on behalf of an unpaid creditor or a representative of creditors, such as a bankruptcy trustee, or the Company, as debtor in possession, were to find that, at the time of consummation of the Exchange Offer (a) the Company received less than reasonably equivalent value in exchange for the consideration given by the Company for property surrendered by the tendering holders of Debentures, and (b) the Company (i) was insolvent or was rendered insolvent as a result of such transfers, (ii) had unreasonably small remaining assets or capital for its business, or (iii) intended to incur, or believed or reasonably should have believed it would incur, debts beyond its ability to pay such debts as they become due, such court could determine that all or a portion of such transfers were avoidable as a "constructive" fraudulent transfer and require the transferees to return to the Company or its bankruptcy trustee the consideration given. The Company believes that because of the reduction in the Company's outstanding indebtedness which will result from each of the other exchanges or transfers described above, a bankruptcy court should find that the Company received reasonably equivalent value for the consideration given by the Company. There can be no assurance, however, that a bankruptcy court would make such a determination.

DETERMINATION OF TERMS OF EXCHANGE OFFER

         The Company is seeking the Consent as part of a voluntary arrangement with Debentureholders. While the Trustee is empowered to pursue any remedy at law or in equity to obtain payment of the Debentures, the Trustee has forborne from seeking remedies. The Company believes that a voluntary resolution will best assure that Debentureholders receive value. The Trustee's acquiescence does not necessarily indicate any position by the Trustee with regard to the subject of whether to sign, date, and return a Consent card. Nothing herein should be interpreted as a basis to infer that the Trustee or any Debentureholder is in any way whatsoever responsible for directing or examining the terms of the Consent and the Exchange Offer or in any way related to the past, present or future conduct of the Company's financial or business affairs.

         The Company has not performed any analysis of its liquidation or reorganization value and has not obtained an independent valuation of the Company's assets or liabilities and there can be no assurance whether the Debentureholders would receive more or less in a liquidation, a reorganization, or a voluntary arrangement. Holders of Debentures are cautioned to consult with their own advisors. In particular, there can be no assurance regarding the assumptions underlying the Company's determination that failure to obtain Consent or to accomplish the Debenture Exchange, or, in the alternative, a failure of the Company and the Debentureholders to otherwise reach a settlement, may cause the Debentureholders to pursue an involuntary bankruptcy of the Company and/or the Company to take alternative actions that may include filing for voluntary protection from creditors. The Company's consolidated financial statements do not include any adjustments to reflect possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of the uncertainty of the Company's ability to continue as a going concern. The Company believes that the Debentureholders will receive less if they seek a liquidation of the Company than if they pursue the voluntary arrangements described in this Debenture Consent Solicitation Statement.

HISTORY OF LOSSES AND ANTICIPATED FUTURE LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY

         As of February 29, 1996, the Company had a stockholders' deficiency of $5.7 million, a working capital deficiency of approximately $10.9 million, and a negative current ratio (a measure of liquidity) of approximately 1:2. The loss from operations for the three months ended August 31, 1995 was $0.8 million, the net income for the three months ended November 30, 1995 was $0.7 million (see "Tax Matters" below), and the loss from operations for the three months ended February 29, 1996 was $1.8 million.

         There can be no assurance that the Company will be able to achieve profitability and positive cash flows from operations or that profitability and positive cash flow from operations, if achieved, can be sustained on an ongoing basis. Moreover, if achieved, the level of that profitability or that positive cash flow cannot accurately be predicted.

         The Company's lack of profitability results also in its failing to satisfy listing standards of the NYSE. No assurance can be made that the Common Stock will continue to trade on the NYSE or that the Company can satisfy the comparable requirements of any other stock exchange or the Nasdaq Stock Market.

ADDITIONAL RISK FACTORS WITH RESPECT TO HOLDERS OF DEBENTURES NOT TENDERED IN THE EXCHANGE OFFER

         SUBORDINATION

         The Debentures represent the subordinated indebtedness of the Company. The Company may incur indebtedness which is senior to the Debentures in unlimited amounts.

         The Debentures are general unsecured obligations exclusively of the Company. Since a substantial portion of the Company's business is conducted by the Company's subsidiaries, the cash flow and consequent ability of the Company to satisfy the Company's indebtedness to Debentureholders are dependent, in part, upon the earnings of such subsidiaries and a distribution of those earnings to the Company. The Company's subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to make any payment on the Debentures or to make funds therefor available. Any rights of the Company to receive assets of any subsidiary (and the consequent right of Debentureholders to possibly benefit from participating therein) in any liquidation or reorganization of the subsidiary will be effectively subordinated to the creditors of the subsidiary (including trade creditors) in any liquidation or reorganization of the subsidiary.

         REDEMPTION; MATURITY

         The Indenture permits the Company, at its election, to redeem the Debentures at 100% of the original principal amount (the "face value") at any time before maturity. The original maturity date of the Debentures was April 15, 2010. Provided that the acceleration of Debentures is effectively rescinded, the maturity date will once again become April 15, 2010, subject to any future conditions affecting maturity. The Company may determine whether or not to redeem Debentures based on interest rates that prevail at future times or other economic factors as they affect the Company's interests. See "Description of Debentures."

         SPORADIC TRADING

         The Debentures are not listed on any securities exchange or quoted on the Nasdaq Stock Market. The trading, if any, in the Debentures is limited and sporadic. Presently there are fewer than 50 registered holders of Debentures. Because the Debentures may be, after consummation of the Exchange Offer described below, held by a more extremely limited number of registered holders, the trading market will become even more limited. These events are likely to have an adverse effect on the overall liquidity and market value of the Debentures.

         CONVERSION PRICE FAR ABOVE SHARE PRICES

         The Debentures are convertible into Common Stock at a price so far in excess of the current market price of Common Stock as to be unattractive to Debentureholders in today's market.

NEED FOR ADDITIONAL FUNDS; UNCERTAINTY OF FUTURE FUNDING

          The Company's negative cash flow from operations has consumed substantial amounts of cash. Retirement of the Debentures would require approximately $11.25 million as of July 15, 1996, if paid in full at such date, or approximately $5.53 million in cash, if 100% of the outstanding principal amount were tendered pursuant to the Exchange Offer described below (in addition to 228,912 shares of Common Stock). Also, the proposed rescission of acceleration of the Debentures will require substantial amounts of cash, including payment of approximately $1.72 million of default interest.

         Additional investment in the Company could result in impairment of the Debentureholders' eventual receipt of payment or recovery. Issuance of additional debt by the Company could result in substantial obligations senior to Debentures.

         During fiscal 1995 and 1996, a principal source of liquidity has been the private sale of equity securities and debt securities convertible into equity. Under the shareholder policies of the NYSE, the Company may not be able to effect large placements of equity without shareholder approval, which, if not obtained, may adversely affect the Company with respect to future capital formation.

         The Company has received a tax refund for fiscal 1995 in the amount of $9.4 million based on loss carrybacks under Section 172(f) of the Internal Revenue Code (the "Code"). However, the IRS payment of such refund did not follow confirmation of the validity thereof by the IRS, and Section 172(f) is an area of tax law without any guiding legal precedents. Any IRS claim for return of all or any portion thereof could have a material adverse effect on the Company's cash flows. See "Tax Matters" below.

DISPOSITION OF ASSETS


         The Company has been required to dispose of various properties in order to raise working capital, and no assurance can be made that such dispositions will not have adverse effects on the Company's financial condition and results of operations or that the Company has sufficient additional assets that could be disposed of in order to fund its current or future capital requirements. A $2.0 million secured promissory note has been issued by the Company, the collateral for which is comprised of two of the four remaining freestanding facilities of the Company.


         In connection with the March 3, 1995 Letter Agreement with Mr. Jay H. Lustig (described under "The Proposed Exchange--Background--Agreement of Participating Securityholders" below), the Company agreed to pledge all of the shares of its CareUnit, Inc. subsidiary. The Letter Agreement provided that "At 150 days after the date of this Agreement, provided that the Participating Securityholders have in each material respect performed (with opportunity to cure if a cure is possible) their obligations required to be performed hereunder on or prior to such date, and if the Offer has not then been consummated, the Company shall pledge (with the Trustee, or an alternate acceptable to the Company, to act as pledgeholder on terms of a written agreement containing standard terms reasonably acceptable to the Participating Securityholders) all of the Shares as collateral for its obligation to purchase the Securities pursuant to the Offer or otherwise." The Company has not pledged, and does not intend to pledge, the shares of CareUnit, Inc. No assurances can be made that the Participating Securityholders will not demand a pledge of such shares or that the Company will not be required to perform such agreement, or otherwise satisfy its obligations to Debentureholders. However, the Company believes that the Letter Agreement is not binding upon the Company, and no pledge of the CareUnit shares is contemplated by the Company in the currently proposed Exchange.

INVOLUNTARY BANKRUPTCY PETITION; ACCELERATION OF INDEBTEDNESS

         Despite the dismissal on March 6, 1995 of the involuntary bankruptcy petition filed against the Company on February 24, 1995 by or on behalf of three Debentureholders, no assurance may be made that such or other persons whom the Company owes any debt could not file another involuntary petition in bankruptcy court. The Company's 7 1/2% Convertible Subordinated Debentures continue to be in default, including the payment default involving interest accruing from April 1994 on approximately $9.5 million of outstanding face amount, and interest on all overdue installments, and the Debentures continue to be accelerated, and immediately payable in full. To rescind the acceleration of the Debentures would require written consent of a majority of the Debentures and the cure of all existing defaults. No assurances can be made that the holders of Debentures will consent to rescission of the acceleration or that the defaults can be cured. The Company's ability to solicit consent of Debentureholders may be subject to Rule 14a under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may require that the Company provide audited and unaudited financial information to holders. Debentureholders who filed the earlier involuntary petition on February 24, 1995 may file another such petition. Other creditors may also file such a petition, or institute other actions against the Company, in order to prevent the Debentureholders from collecting on their debts in advance of payment to themselves.

TAX MATTERS

         On July 20, 1995, the Company filed its Federal tax return for fiscal 1995. On August 4, 1995, the Company filed Form 1139 "Corporate Application for Tentative Refund" to carry back losses described in Section 172(f) of the Code requesting a refund in the amount of $9.4 million. On August 30, 1995, the Company also filed amended Federal tax returns for several prior years to carry back losses under Section 172(f). The refunds claimed on the amended returns are approximately $11.7 million for 1986; $0.4 million for 1985; $0.7 million for 1983 and $0.4 million for 1982. The total refunds applied for are $22.6 million, $13.2 million for amended prior years' returns and $9.4 million for fiscal year 1995. Assurances cannot be made as to the Company's entitlement to all of these claims. Consequently, a valuation allowance has been established against $20.0 million of this potential tax benefit.

         In October 1995, the Company received a $9.4 million refund for fiscal 1995 ("fiscal 1995 refund"). Although this tentative refund has been received, the IRS has the ability to disallow this refund (i.e., assess a deficiency to the extent of the refund claimed). Of this refund, $2.4 million was recognized as a tax benefit during the second quarter of fiscal 1996. Due to the lack of legal precedent regarding Section 172(f), the remaining amount, $7.0 million, is reflected on the Company's consolidated balance sheet in non-current income taxes payable. In addition, during the second quarter of fiscal 1996 the Company reflected a tax benefit of $0.2 million, which is related to prior years' returns. The Company paid a commission to Deloitte & Touche from the refund proceeds of $1.9 million related to the fiscal 1995 refund. In the event the IRS determines that the Company is not entitled to all or a portion of the deductions under Section 172(f), this commission is reimbursable to the Company. Of the $1.9 million, the Company expensed $0.5 million during the second quarter of fiscal 1996, which is the amount relevant to the tax benefit recognized by the Company. The remaining $1.2 million is reflected in the Company's financial statements as a non-current note receivable.

         Specified liability losses include deductions for liabilities arising out of tort or federal or state laws relating to acts occurring at least three years before the beginning of the tax year, including related expenses. In particular, these deductions include amounts with respect to the Company's IRS FICA tax settlement, liability for sales tax, and litigation expenses related to tort claims. The IRS retained approximately $2.5 million of the fiscal 1995 refund for amounts currently due and payable pursuant to a settlement agreement relating to tax years 1984 through 1991.

         Section 172(f) is an area of the federal income tax law without substantial legal precedent. There may be opposition by the IRS as to the Company's ability to carry back such a major portion of losses. No assurances can be made that the IRS would not be successful in challenging the claimed deductions so as to result in the repayment by the Company of the fiscal 1995 refund until such claims are reviewed by the IRS. In addition, no assurances can be made that the Company ultimately will receive refunds as a result of the pre-1995 amended returns. Neither the Company nor the IRS will be foreclosed from raising other tax issues in regard to any audits of any such returns, which could also ultimately affect the Company's tax liability. The Company believes that it is entitled to the claimed deductions under Section 172(f), although there is no guiding legal precedent for or against its position.

         The Company's ability to use any net operating losses ("NOLs") may be subject to limitation in the event that the Company issues or agrees to issue substantial amounts of additional equity (see "The Proposed Exchange -- Potential Federal Income Tax Consequences - Effects on the Company"). The Company monitors the potential for "change of ownership" and believes that presently contemplated private placements of stock and the recent exchange of an outstanding promissory note for shares of stock will not cause a "change of ownership;" however, no assurances can be made that future events will not act to limit the Company's tax benefits.

         The Company had a carryover of $11.5 million of NOLs into fiscal 1996. In the event that the Company's tax refunds (as described above) are disallowed, the disallowed amount of carrybacks of specified liability losses would be recharacterized as NOLs. The resultant NOLs could increase the NOLs aggregately to approximately $61.5 million. In the event that a substantial portion of the $50 million aggregate tax deductions forming the basis for the Company's tax refund claims shall have been reclassified as NOLs, a change of ownership (as defined above) would likely have the effect of disallowing the use of a substantial portion of the Company's NOLs by the Company under any circumstances during the limited carryover periods applicable thereto.

         In addition, the Company may be unable to utilize some or all of its allowable tax deductions or losses, which depend upon factors including the availability of sufficient net income from which to deduct such losses during limited carryback and carryover periods.

                                  THE PROPOSALS

PROPOSAL NO. 1

         Debentureholders are asked to Consent on Proposal No. 1 in order to rescind the acceleration of payment of principal and interest under the Debentures, and its effects.

         Acceleration was declared by the Trustee on or about February 13, 1995 after the Trustee received acceleration notices from a group of Debentureholders. An Event of Default existed because of the inability of the Company to pay the installment of Debenture interest that became payable on October 17, 1994. Subsequently, the Company has failed to pay three semi-annual interest installments, in addition to that first missed payment giving rise to acceleration.

         As described further under "The Proposed Exchange--Background" below, a group of Debentureholders purporting to hold an aggregate of approximately 25% in principal amount of outstanding Debentures elected on or about February 10, 1995 to accelerate payment of principal and interest under the Debentures.

         Section 6.02 of the Indenture (entitled, "Acceleration") provides in part as follows: ". . . The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if any existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration."


         If the Consent of the holders of more than 50% in principal amount of the Debentures is obtained for Proposal No. 1, the Company will pay to Debentureholders for all Debentures (except those tendered and exchanged in the proposed Exchange) all default interest due, without acceleration, through April 15, 1996, the immediately prior semi-annual interest payment date, plus interest on all overdue installments accrued or accruing thereafter to the payment date, and the Company's obligation to the Debentureholders will return to a non-accelerated, non-default status. At July 15, 1996, the amounts that will have become due, otherwise than on account of acceleration, will be $1,716,840 of interest. At July 15, 1996, the aggregate of all principal and interest due under the Debentures will be $11,254,840. The Company will set a record date and a payment date for this interest payment. The Company will send a notice stating the amount of interest to be paid at least 15 days before the record date.


         Following acceleration, and its effects, having been rescinded, the Debentures (except those tendered and exchanged) will remain outstanding and will become a long-term debt of the Company. The Company will be obligated to make all future payments of principal and interest when due. The scheduled maturity on April 15, 2010 will continue to be subject to the future occurrence of an Event of Default, if any, and an acceleration of principal otherwise due at maturity of the Debentures in the event of future declaration thereof under the Debentures; and a Debentureholder will until maturity be unable to demand immediately full payment of all principal and accrued interest on account of past defaults, but may be able to achieve liquidity only through the sale or other disposition of the Debentures in the over-the-counter market, if the Debentures are so traded, or in a private financing or other transaction or exchange. Debentures that are not tendered in the "Exchange" described below will be fully subject to the risks of the Company's future as a going concern. See "Special Risk Factors" above.

         The Company will have no obligation to redeem Debentures prior to maturity.

         Under the terms of the Debentures and the Indenture, scheduled sinking fund payments are reduced by the original principal amount of Debentures that are converted by Debentureholders, that are delivered to the Trustee for cancellation or that otherwise are redeemed by the Company, at the Company's election. Debentureholders converted an aggregate of $36,460,000 of Debentures in March 1991, which exceeded the Company's sinking fund obligations. The Company has given notice to the Trustee to subtract such amounts from the sinking fund obligations effective as to all sinking fund redemption obligations. However, as described further under "Proposal No. 4" below, the Company's belief that it timely provided adequate notice to the Trustee is not free from doubt, and the Company, therefore, is also seeking consent to the waiver of such notice provisions.


         If the Consent to Proposal No. 1 is not granted by a sufficient principal amount, the Debentureholders will continue to be entitled to receive immediate payment of all principal and accrued interest due under the Debentures. At July 15, 1996, the aggregate of all principal and interest due under the Debentures will be $11,254,840.


         The purposes of the Consent on Proposal No. 1 include elimination of the various undesirable effects on the Company of an acceleration, such as:

         (a) An acceleration of indebtedness could impair the Company's business and financial prospects.

         (b) An acceleration of indebtedness could result in defaults under other debts and obligations of the Company.

         (c) An acceleration of indebtedness decreases the Company's attractiveness to investors.

         (d) An acceleration of indebtedness also creates an unfavorable impression with the Company's vendors and clients.

         If the Company fails, or is unable, to make the payments resulting from the Debenture acceleration, all creditors of the Company, including the Trustee or the Debentureholders, may seek any remedies available at law or in equity, including but not limited to remedies under bankruptcy or other similar laws governing or affecting creditors' rights. Debentures are general unsecured obligations of the Company, independently from its subsidiaries. The Company will pay the entire amount of interest due on all non-tendered Debentures other than those exchanged, so that the non-accelerated status of the Debentures will be reinstated.

         Payment of principal and interest under the Debentures is expressly subordinated to the prior payment of Senior Debt of the Company that has matured or, in certain circumstances, has the right to accelerate its maturity. Senior Debt is defined in Section 11.02 of the Indenture to encompass generally all debt other than trade payables to the extent that such debt does not by its terms negate its status as Senior Debt. See "Special Risk Factors -- Priorities of Securities and Other Considerations Relating to Any Future Bankruptcy of the Company" above and "Description of Debentures -- Subordination of Debentures" below. In any bankruptcy or similar proceeding, the indebtedness evidenced by the Debenture may be paid or accounted for only according to its ranking as subordinated debt. Section 11.04 of the Indenture, "Default on Senior Debt" provides in part as follows:

                  "Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all such Senior Debt shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment is made by the Company or any person acting on behalf of the Company on account of the principal or interest on the Securities.

                  "The Company may not pay principal of or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Company if:

                           "(1)     a default on Senior Debt occurs and is
                  continuing that permits holders of such Senior Debt to
                  accelerate its maturity, . . . ."

         The Company does not know of any Senior Debt currently in default whose holder on account thereof has a right to accelerate it and has instituted any proceeding or given notice in writing addressed to the Company; provided, however, no assurance can be made that such default under any Senior Debt, or other senior claims on the Company's assets, incurred any time, before or after this Statement, has not and will not occur.

PROPOSAL NO. 2

         Debentureholders are asked to Consent to waive any other Events of Default under the Debentures (other than principal and interest due otherwise than by acceleration).

         Proposal No. 2 is dependent on Proposal No. 1. Section 6.02 quoted under Proposal No. 1 above indicates that to effect a rescission of acceleration, all Events of Default must have been "cured or waived." The Company does not know of any Event of Default, other than interest nonpayment, but asks that the Debentureholders approve Proposal No. 2 in order to eliminate the possibility of a technical breach defeating the will of the holders of outstanding Debentures consenting to Proposal No. 1. The Board of Directors recommends that Debentureholders waive all other defaults, if any.

         If the Consent of the holders of more than 66 2/3% in principal amount of the Debentures is obtained for Proposal No. 2, the Company will not be deemed to be in default with respect to technical defaults that potentially could make the Company subject to demands for accelerated payment or, potentially, subject it to claims that the proposed rescission of acceleration is not effective. Proposal No. 2 relates only to technical defaults. Proposal No. 2 does not waive the existing defaults in payment of interest which were due on October 15, 1994; April 15, 1995; October 15, 1995; and April 15, 1996; and it is not a waiver of the interest on each overdue interest installment to the date of payment. Accrued interest will in either event be due and payable in accordance with the terms of the Debentures, unless waived by the individual Debentureholder affected. Such waiver only would be effected pursuant to tendering the Debentures in the Exchange Offer. Non-tendered Debentures will entitle the Debentureholder to the interest payment and such interest must be paid to the rescission of the Debentures' acceleration. Debentures tendered in the Exchange will be entitled to receive a specified amount as principal plus a specified amount as accrued interest, and will waive the balance of principal and interest by making, and not withdrawing, such tender, with such waiver only becoming effective upon the surrender of Debentures and completion of the Exchange.

         If Proposal No. 1 and 2 are approved by the Debentureholders, the restored non-accelerated status of the Debentures will be maintained notwithstanding any defaults waived so long as past-due payments are made and the Debentureholders are paid each of the future semi-annual interest installments until maturity of principal on April 15, 2010, and if the Company otherwise does not commit any Events of Default resulting in a future acceleration thereof.

PROPOSAL NO. 3

         Debentureholders are asked to Consent to the giving of directions to the Trustee under the Indenture to the effect that the Trustee shall not, during the Consent Solicitation Period and for a period of 30 calendar days thereafter, pursue any available remedy under or in accordance with the Debentures or Indenture unless directions to do so are given by the holders of not less than 50% of the outstanding principal amount of Debentures.

         If Proposal No. 3 is adopted, instructions to the Trustee to pursue remedies on account of defaults will be effected only if authorized by a majority of the Debentureholders, rather than 25% in principal amount of Debentures as provided in the Indenture. If Proposal No. 3 is adopted, it will become more difficult for the Debentureholders to institute collection or other proceedings against the Company pending completion of the periods described above. Approval of a majority in principal amount of outstanding Debentures is necessary to effect Proposal No. 3. The Company has determined to limit the Consent Solicitation Period to 60 days after the first-dated Consent received. Adoption of Proposal No. 3 will limit any remedy under the Debentures during the Consent Solicitation Period and up to 30 calendar days thereafter unless a majority in principal amount of Debentures instructs the Trustee to pursue any such remedy at such time.

PROPOSAL NO. 4

         Debentureholders are asked to Consent to the waiver of the notice required to be given by the Company to the Trustee under a provision of the Indenture that applies only if and when the Company intends to exercise its rights to reduce its sinking fund payment obligations under the Indenture. The Company exercised its right to reduce and eliminate sinking fund obligations, although the timing and sufficiency of the notice was questioned by the Trustee. As a result of the surrender and cancellation in 1991 of approximately $36 million in principal amount of Debentures, the Company was entitled to reduce the amount, to zero, that otherwise would be payable on specified sinking fund payment dates that would commence April 15, 1996 and continue annually through April 15, 2009. The Consent of two-thirds in principal amount of currently outstanding Debentures is necessary to approve this Proposal No. 4.

         The Indenture requires notice by the Company to the Trustee that the Company intends to reduce its obligation to make a sinking fund payment, or payments. The Company has previously accepted approximately $36 million dollars in principal amount of Debentures, all of which were surrendered in March 1991 by the holders thereof, who at that time converted their Debentures into Common Stock. The Company, which thereafter delivered such Debentures to the Trustee for cancellation, is entitled to reduce its sinking fund obligations under the Indenture by the aggregate amount of Debentures theretofore cancelled. The purpose of Proposal No. 4 is to provide a waiver of the notice provision in the Indenture relating to the provisions for sinking fund payments.

         The consent of two-thirds of outstanding principal amount of Debentures is necessary to waive an Event of Default under the Indenture. However, the Company is not required to obtain a waiver of the failure to give notice, because when the Company received notice from the Trustee, the Company promptly cured the failure to give notice. The failure to give notice did not continue long enough to be considered an Event of Default under the Indenture.

         Although the Company had provided the Debentures to the Trustee for cancellation and there were sufficient Debentures cancelled in order for the Company to eliminate all of the sinking fund obligations under the Indenture and the Debentures, the notice provision has arguably not been satisfied by the Company. The Company believes that it satisfied the notice provision; however, out of an abundance of caution, the Company desires to further obtain the waiver of Notice in order to assure that claims will not be made against the Company with respect to the sinking fund provisions based on a failure to properly give notice in a timely fashion as required.

          The Trustee, whose interpretation of the notice provision is not necessarily a definitive interpretation, informed the Company that the Company had not provided timely notice of its intentions regarding the sinking fund payment due April 15, 1996. The Company responded by letters dated March 27, 1996, that it believed that it had provided adequate notice to the Trustee and that the notice provision was not yet applicable. The notice from the Trustee and the response letters from the Company are provided as Exhibits 99.22 and 99.23, respectively, hereto, and are incorporated herein by reference.

         The Indenture provides that a provision may be waived by two-thirds in outstanding principal amount of Debentures. Without conceding that the notice provision was applicable or that the time for providing such notice had passed prior to the giving of such notice, the Company is seeking consent on Proposal No. 4 so that, if necessary, the requirement of notice will have been waived by the Debentureholders. The effect of such waiver of notice would be to eliminate claims that a sinking fund payment was due at April 15, 1996. All other conditions to the elimination of such payment obligation were met, other than the giving of notice, which the Company believes it also has met.

         The sinking fund payment due April 15, 1996 would be an obligation to redeem a portion of the aggregate principal amount of Debentures equal to five percent thereof. The amount of Debentures outstanding at such date was $9,538,000; five percent of $9,538,000 is $476,900. However, the aggregate principal amount, as such term is used in the sinking fund provisions of the Indenture, is not free of ambiguity. Such term might refer to the originally outstanding $46 million in principal amount of Debentures; in that case, five percent would represent $2,300,000 in principal amount of Debentures.

         Sinking fund payments would be applied to the redemption, pro rata, of a portion of all of the outstanding Debentures. Debentures that are redeemed are, to the extent redeemed, cancelled and retired. Although Debentures that are redeemed are paid the full 100% of the principal amount thereof, once paid, such Debentures no longer bear interest.

         Although, arguably, by waiving the notice provision, Debentureholders may be waiving their rights to claim the April 15, 1996 sinking fund payment, the Company has no intention whatsoever of making such sinking fund payment in any event, as it believes that the notice provision was completely satisfied. Further, as to all future sinking fund obligations after 1996 and concluding in the year 2009, the Company has, without doubt, eliminated the sinking fund payment obligations entirely. The waiver requested in Proposal No. 4, therefore, would only affect the potential claim that a Debentureholder could have otherwise made with respect to the April 15, 1996 sinking fund payment.

                          INTERESTS OF CERTAIN PERSONS

         The directors and executive officers who served the Company since June 1, 1994 have no substantial interest, direct or indirect, by security holdings or otherwise, in the approval or disapproval of Proposals No. 1, No. 2, No. 3 and No. 4, except as holders of Common Stock generally. The rescission of acceleration is anticipated to affect positively the interests of the Company generally and the interests of the holders of the Common Stock. See "Special Risk Factors -- Priorities of Securities and Other Related Considerations Relating to Any Future Bankruptcy of the Company," above.

                           PRINCIPAL DEBENTUREHOLDERS

         The following table sets forth information concerning beneficial ownership of Debentures. Such information is given as of May 31, 1996 (the "reporting date"). At the reporting date, $9,538,000 in principal amount of Debentures was outstanding. According to rules adopted by the Commission, "beneficial ownership" of Debentures for this purpose is the power to vote them or to direct their investment, and includes the right to acquire beneficial ownership of Debentures within 60 days after the reporting date. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to Debentures beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Debentures.

                                                  Amount and Nature of               Percent
           Name of Beneficial Owner               Beneficial Ownership              of Class
           ------------------------               --------------------              --------

William H. Boucher                                         0                            *
J. Marvin Feigenbaum                                       0                            *
Ronald G. Hersch, Ph.D.                                    0                            *
Drew Q. Miller                                             0                            *
W. James Nicol                                             0                            *
Kerri Ruppert                                              0                            *
Chriss W. Street                                           0                            *
All executive officers and
  directors as a group (7 persons)                         0                            *

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information concerning beneficial ownership of Common Stock. Such information is given as of May 31, 1996 (the "reporting date"). A total of 2,848,685 shares of Common Stock were outstanding, entitled to one vote per one whole share. According to rules adopted by the Commission, "beneficial ownership" of securities for this purpose is the power to vote them or to direct their investment, and includes the right to acquire beneficial ownership within 60 days. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.


                                                            Amount and Nature of                 Percent
       Name of Beneficial Owner                             Beneficial Ownership                 of Class
- ---------------------------------------------------------------------------------------------------------
William H. Boucher                                                 5,000  (1)                         *
J. Marvin Feigenbaum                                               5,000  (1)                         *
Lindner Funds(2)                                                 586,700  (2)                      20.6
Ronald G. Hersch, Ph.D.                                           40,501  (3)                       1.4
Drew Q. Miller                                                    27,667  (4)                         *
W. James Nicol                                                     5,056  (5)                         *
Kerri Ruppert                                                     28,000  (6)                         *
Chriss W. Street                                                 166,560  (7)                       5.8
All executive officers and
  directors as a group (7 persons)                               377,784  (8)                      13.3


________________
(1) Includes 5,000 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date.

(2) The mailing address of Lindner Funds is c/o Ryback Management Corporation, 7711 Carondelet Avenue, Suite 700, St. Louis, Missouri 63105. Includes 336,700 shares currently reserved for issuance upon conversion of a Secured Convertible Note dated January 9, 1995. Lindner Funds, as described in its Schedule 13G, holds the shares and convertible debt in more than one fund.

(3) Includes 12,334 shares held directly and 28,167 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date.

(4) Includes 1,000 shares held directly and 26,667 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date.

(5) Includes 56 shares held by Mr. Nicol's spouse as custodian for his three minor children, all of whom reside with Mr. Nicol, and 5,000 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date.

(6) Consists of 28,000 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date.

(7) Includes 6,560 shares held directly and 60,000 shares subject to options that are presently exercisable or exercisable within 60 days after the reporting date. Also includes 100,000 restricted shares under a restricted stock agreement over which the holder has sole voting power, the issuance of which is pending administerial matters.

(8) Includes a total of 249,834 shares subject to outstanding options that are presently exercisable or exercisable within 60 days after the reporting date and 100,000 restricted shares over which the holder has sole voting power, the issuance of which is pending administerial matters.

                              THE PROPOSED EXCHANGE

         The references herein to the Exchange Offer, or the like, are not intended to imply or indicate that any offer of exchange is made in this Debenture Consent Solicitation Statement expressly or impliedly. The Exchange Offer only will be made pursuant to the accompanying Offering Circular, Schedule 13E-4, Letter of Transmittal and the documents referred to therein (collectively, "Exchange Offer Documents"). The Company desires the Exchange Offer to be an offer to its Debentureholders to surrender for exchange each $1,000 in outstanding principal amount of Debentures, and accrued and unpaid interest to the exchange date, which at July 15, 1996 will aggregate $180 of interest per $1,000 in outstanding principal amount, for an Exchange Consideration aggregately of $580 in cash and 24 shares of Common Stock, which will be comprised of $500 in cash and 16 shares Common Stock, as principal, plus $80 in cash and 8 shares of Common Stock, as interest (the "Exchange Offer"). Unless the Consents requested herein are granted by the Debentureholders holding the necessary aggregate principal amount of Debentures to effect rescission of acceleration of the Debentures, the Company will not have any obligation to effect the Exchange and pay Exchange Consideration. The Company does not presently contemplate completion of the Exchange unless the Debenture acceleration is rescinded and the Company's funding is adequate to pay Exchange Consideration to all tendering Debentureholders and default interest, and interest thereon, to all non- tendering Debentureholders, because the Company does not expect to be able to make the payment of $9,538,000 principal plus $1,716,840 interest, as of July 15, 1996, that would be required in order to retire the Debentures. The Indenture also requires the Company to satisfy the Company's financial commitments that are senior to the Debentures and have become due. A rescission of acceleration of the Debentures would effect a reinstatement of the Debentures to their original non-accelerated terms, and that should result in an immediate improvement in the Company's working capital deficit. There may be potentially some relative improvement in the Company's debt-carrying ability.

         The Debentureholders may wish to consider the opportunity that the Company is providing to the Debentureholders to exchange their Debentures for Exchange Consideration. However, should the Company's financial position after rescission of acceleration and until the original maturity date of the Debentures improve to such extent as Debentures can be paid in full on maturity, the Debentureholders may wish to continue holding Debentures, as well as giving Consent. Giving Consent will not effectively tender your Debentures. The manner of tendering Debentures is described in the Exchange Offer Documents.

         The Company cannot purchase any Debentures, otherwise than in an exchange pursuant to the Exchange Offer, until the expiration of at least ten business days after the termination of the Exchange Offer, and has no intention presently to do so thereafter.

         A registered Debentureholder's right to Consent will continue despite tendering Debentures in the Exchange Offer, until such tendered Debentures are accepted by the Company in the Exchange. A registered Debentureholder who tenders Debentures in the Exchange Offer will also thereafter be able to revoke a previous Consent. On the date or dates that Debentures are exchanged for Exchange Consideration (the "Exchange Date"), the Debentures accepted for payment will become the Company's, and such aggregate number of Debentures shall be excluded thereafter from voting and from the calculation of the percentage required for Consent.

         It is each beneficial and record Debentureholder's right to elect not to tender such holder's Debentures. Nevertheless, there can be no assurance that the aggregate market value of the Debentures (plus the default interest paid) after a rescission of acceleration will be as great as the aggregate market value of the Debentures while they continue to be immediately due and payable. Debentureholders are urged, in addition to Consenting, to carefully consider the Exchange Offer. After the Exchange Offer, the trading in the Debentures may become more thin and sporadic, which could adversely affect the liquidity of an investment in the Debentures.

         A rescission of acceleration of the Debentures will not alter the rights, pursuant to the Indenture, of Debentureholders to accelerate the Debentures following any future Event of Default by the Company. In anticipation that rescission of acceleration will be accomplished, the Company is concurrently making the Exchange Offer. Concurrently with the Debenture Consent Solicitation, therefore, each Debentureholder will find it necessary to decide whether or not to tender Debentures based on either the current acceleration or the possibility that a rescission of acceleration will be effected, which may have the significant effect of reinstating the Debentures' original maturity date of April 15, 2010. In doing so, each Debentureholder should consider the information set forth in the Exchange Offer Documents pertaining to the Exchange Offer and not only the information set forth herein.

         The Exchange Offer is being made by the Company in reliance upon the exemption from the registration requirements of the Securities Act afforded by
Section 3(a)(9) of the Securities Act. The Company, therefore, will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting Debentureholders to give Consents or to exchange Debentures. Directors, officers and regular employees of the Company, who will not receive additional compensation therefor, may solicit Debentureholders to give Consents and/or to exchange Debentures.

            PRO FORMA CAPITALIZATION AND INCOME STATEMENT INFORMATION


The following tables set forth (1) the condensed consolidated balance sheets of the Company as of February 29, 1996 (unaudited) and pro forma as adjusted to give effect to the Exchange for 100% of the outstanding Debentures and 30% of the outstanding Debentures, respectively, without deducting the Company's estimated expenses; (2) the condensed consolidated balance sheets of the Company as of May 31, 1995 and pro forma as adjusted to give effect to the Exchange for 100% of the outstanding Debentures and 30% of the outstanding Debentures, respectively, without deducting the Company's estimated expenses; (3) the condensed consolidated income statements of the Company for the fiscal year ended May 31, 1995 and pro forma as adjusted to give effect to the Exchange for 100% of the outstanding Debentures and 30% of the outstanding Debentures, respectively, without deducting the Company's estimated expenses; and (4) the condensed consolidated income statements of the Company for the 9 months ended February 29, 1996 (unaudited) and pro forma as adjusted to give effect to the Exchange for 100% of the outstanding Debentures and 30% of the outstanding Debentures, respectively, without deducting the Company's estimated expenses. For purposes of the presentation in the following pro forma financial statements only, an assumed value of $7.50 per share ("Assumed Value Per Share") has been assigned to the Company's Common Stock. The Assumed Value Per Share is not intended to reflect any opinion or prediction as to the actual fair market value of the Common Stock at any particular date.


         The condensed consolidated financial statements do not include all information and footnotes necessary for a complete presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles. Notes to consolidated financial statements included in Form 10-K/A No. 4 for the year ended May 31, 1995, on file with the Securities and Exchange Commission, provide additional disclosures and a further description of accounting policies.


         The Company's financial statements are presented on the basis that it is a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company incurred significant losses from operations in fiscal 1995 and continues to report operating losses for fiscal 1996. The continuation of the Company's business is dependent upon the resolution of operating and short-term liquidity problems and the realization of the Company's plan of operations, and the consolidated financial statements do not include any adjustments that might result from an unfavorable outcome of this uncertainty.

COMPREHENSIVE CARE CORPORATION
                      Condensed Consolidated Balance Sheets
                                    Pro Forma
                        At February 29, 1996 (unaudited)
                (Dollars in Thousands, except per share amounts)


                                                                                      Pro Forma
                                                                          ------------------------------------
                                                       Actual                  100%                   30%
                                                      --------            ----------------     ---------------
ASSETS

Current assets:
  Cash and cash equivalents......................    $     3,214         $    (2,318)  (1)     $       542   (6)

  Accounts and notes receivable,
    less allowance for doubtful
    accounts of $1,056...........................          3,148               3,148                 3,148
  Property and equipment
    held for sale................................          3,821               3,821                 3,821
  Other current assets...........................            517                 517                   517
                                                     -----------         -----------           -----------

Total current assets.............................         10,700               5,168                 8,028
                                                     -----------         -----------           -----------

Property and equipment, at cost..................         18,742              18,742                18,742
Less accumulated depreciation
  and amortization...............................         (9,023)             (9,023)               (9,023)
                                                     -----------         -----------           -----------

Net property and equipment.......................          9,719               9,719                 9,719
                                                     -----------         -----------           -----------

Property and equipment held
  for sale.......................................          2,455               2,455                 2,455
Other assets.....................................          3,724               3,724                 3,724
                                                     -----------         -----------           -----------

Total assets.....................................    $    26,598         $    21,066           $    23,926
                                                     ===========         ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued
   liabilities...................................    $    10,078         $     8,633   (2)     $     8,633   (7)
   Long-term debt in default.....................          9,538                  --   (3)              --   (8)
   Current maturities of long
     term debt...................................          1,630               1,630                 1,630
   Income taxes payable..........................            377                 377                   377
                                                     -----------         -----------           -----------

Total current liabilities........................         21,623              10,640                10,640
                                                     -----------         -----------           -----------

Long-term debt, excluding current
  maturities.....................................          2,048               2,048                 8,724   (9)
Income taxes payable.............................          7,018               7,018                 7,018
Other liabilities................................            638                 638                   638
Minority interest................................          1,000               1,000                 1,000
                                                     -----------         -----------           -----------

  COMMITMENTS AND CONTINGENCIES (See Note 5 to the Company's Condensed Consolidated Financial
  Statements included in its most recent Report on Form 10-Q for the quarterly period ended
  February 29, 1996, incorporated herein by this reference)

Stockholders' equity:
   Preferred stock, $50.00 par value;
     authorized 60,000 shares....................             --                  --                    --
   Common stock, $.01 par value;
     authorized 12,500,000 shares................             27                  29   (4)              28   (10)
   Additional paid-in capital....................         42,517              44,222   (4)          43,028   (10)
   Accumulated deficit...........................        (48,273)            (44,529)  (5)         (47,150)  (11)
                                                     -----------         -----------           -----------

Total stockholders' equity (deficit).............         (5,729)               (278)               (4,094)

Total liabilities and
stockholders' equity.............................    $    26,598         $    21,066           $    23,926
                                                     ===========         ===========           ===========

- -------------------------------------
  (1)    Represents payment of $4,769,000 in principal and $763,000 in interest.

  (2) Represents $1,371,000 in accrued interest and $74,000 in default interest.

  (3) Represents Debenture payoff of $4,769,000 in cash, $1,707,000 in common stock, and realization of $3,062,000 of forgiveness of debt (gain).


  (4) Additional paid-in capital of $7.49 (at the $7.50 Assumed Value Per Share less the $0.01 par value per share of common stock) multiplied by 228,912 shares of common stock = $1,714,551. Aggregate par value of 228,912 shares of common stock multiplied by $.01 per share = $2,289.

  (5)    Represents gains of $3,062,000, $608,0000, and $74,000, respectively, in the exchange of Exchange Consideration for principal, interest and default interest.

                     (footnotes continued on following page)

  (6) Represents payment of $1,431,000 in principal, $1,189,000 in interest, plus $52,000 in default interest.

  (7)    Represents $1,371,000 accrued interest and $74,000 in default interest.

  (8) Represents Debenture payoff of $1,431,000 in cash, $512,000 in common stock (at the $7.50 Assumed Value Per Share), and $919,000 forgiveness of debt (gain), and reclassification of $6,676,000 from a long-term debt in default to a long-term debt.

  (9) Reclassification of $6,676,000 unexchanged Debentures from a long-term debt in default to a long-term debt.

  (10) Additional paid-in capital of $7.49 (at the $7.50 Assumed Value Per Share less the $0.01 par value per share) multiplied by 68,674 shares of common stock = $514,365. Aggregate par value of 68,674 shares of common stock multiplied by $.01 per share = $687.

  (11) Represents gains of $919,000, $182,000, and $22,000, respectively, in the exchange of Exchange Consideration for principal, interest and default interest.

COMPREHENSIVE CARE CORPORATION


Condensed Consolidated Balance Sheets
                                    Pro Forma
                                 At May 31, 1995
                (Dollars in Thousands, except per share amounts)


                                                                                  Pro Forma (unaudited)
                                                                          ------------------------------------
ASSETS
                                                        Actual                 100%                   30%
                                                      -----------         ----------------     ---------------

Current assets:
  Cash and cash equivalents......................    $     1,542         $    (3,990)  (1)     $      (718)  (6)
  Accounts and notes receivable,
    less allowance for doubtful
    accounts of $1,096...........................          3,329               3,329                 3,329
  Property and equipment
    held for sale................................             --                  --                    --
  Other current assets...........................          3,141               3,141                 3,141
                                                     -----------         -----------           -----------

Total current assets.............................          8,012               2,480                 5,752
                                                     -----------         -----------           -----------

Property and equipment, at cost..................         25,181              25,181                25,181
Less accumulated depreciation
  and amortization...............................        (13,074)            (13,074)              (13,074)
                                                     -----------         -----------           -----------

Net property and equipment.......................         12,107              12,107                12,107
                                                     -----------         -----------           -----------

Property and equipment held
  for sale.......................................          3,746               3,746                 3,746
Other assets.....................................          2,136               2,136                 2,136
                                                     -----------         -----------           -----------

Total assets.....................................    $    26,001         $    20,469           $    23,741
                                                     ===========         ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued
     liabilities.................................    $    10,235         $     9,378   (2)     $     9,378   (7)
   Long-term debt in default.....................          9,538                  --   (3)              --   (8)
   Current maturities of long
     term debt...................................          3,285               3,285                 3,285
   Income taxes payable..........................            296                 296                   296
                                                     -----------         -----------           -----------

Total current liabilities........................         23,354              12,959                12,959
                                                     -----------         -----------           -----------

Long-term debt, excluding current
  maturities.....................................          5,077               5,077                11,753   (9)
Income taxes payable.............................             --                  --                    --
Other liabilities................................          1,503               1,503                 1,503
Minority interest................................          1,000               1,000                 1,000
                                                     -----------         -----------           -----------

COMMITMENTS AND CONTINGENCIES (See Note 5 to the Company's Consolidated Financial Statements included in its most recent Report on Form 10-K for the annual period ended May 31, 1995, incorporated herein by this reference)

Stockholders' equity:
   Preferred stock, $50.00 par value;
     authorized 60,000 shares....................             --                  --                    --
   Common stock, $.01 par value;
     authorized 12,500,000 shares................             25                  27   (4)              26   (10)
   Additional paid-in capital....................         41,558              43,263   (4)          42,069   (10)
   Accumulated deficit...........................        (46,516)            (43,360)  (5)         (45,569)  (11)
                                                     -----------         -----------           -----------

Total stockholders' equity (deficit).............         (4,933)                (70)               (3,474)

Total liabilities and
stockholders' equity.............................    $    26,001         $    20,469           $    23,741
                                                     ===========         ===========           ===========

- ------------------------------

  (1)    Represents payment of $4,769,000 in principal and $763,000 in interest.

  (2) Represents $835,000 in accrued interest and $22,000 in default interest.

  (3) Represents Debenture payoff of $4,769,000 in cash, $1,707,000 in common stock, and realization of $3,062,000 of forgiveness of debt (gain).

  (4) Additional paid-in capital of $7.49 (at the $7.50 Assumed Value Per Share less the $0.01 par value per share of common stock) multiplied by 228,912 shares of common stock = $1,714,551. Aggregate par value of 228,912 shares of common stock multiplied by $.01 per share = $2,289.

  (5) Represents gains of $3,062,000, $72,000, and $22,000, respectively, in the exchange of Exchange Consideration for principal, interest and default interest.

                     (footnotes continued on following page)

  (6) Represents payment of $1,431,000 in principal, $813,000 in interest, plus $16,000 in default interest.

  (7)    Represents $835,000 accrued interest and $22,000 in default interest.

  (8) Represents Debenture payoff of $1,431,000 in cash, $512,000 in common stock (at the $7.50 Assumed Value Per Share), and $919,000 forgiveness of debt (gain), and reclassification of $6,676,000 from a long-term debt in default to a long-term debt.

  (9) Reclassification of $6,676,000 unexchanged Debentures from a long-term debt in default to a long-term debt.

 (10) Additional paid-in capital of $7.49 (at the $7.50 Assumed Value Per Share less the $0.01 par value per share) multiplied by 68,674 shares of common stock = $514,365. Aggregate par value of 68,674 shares of common stock multiplied by $.01 per share = $687.

 (11) Represents gains of $919,000, $21,000, and $7,000, respectively, in the exchange of Exchange Consideration for principal, interest and default interest.

                         COMPREHENSIVE CARE CORPORATION


                         Consolidated Income Statements
                                    Pro Forma

                         Fiscal Year Ended May 31, 1995
                (Dollars in Thousands, except per share amounts)

                                                                 Pro Forma (unaudited)
                                                               ----------------------------
                                                Actual           100%               30%
                                               --------        --------           --------
Revenues:
  Operating revenues ...................       $ 29,282        $ 29,282           $ 29,282
                                               --------        --------           --------

Costs and expenses:
  Direct healthcare operating expenses .         31,497          31,497             31,497
  General and administrative expenses ..          4,331           4,331              4,331
  Provision for doubtful accounts ......          1,423           1,423              1,423
  Depreciation and amortization ........          1,797           1,797              1,797
  Write-down of assets .................            341             341                341
                                                -------         -------            -------
                                                 39,389          39,389             39,389

Loss from operations ...................        (10,107)        (10,107)           (10,107)

Other income/(expenses):
  Gain on sale of assets ...............            836             836                836
  Loss on sale of assets ...............           (754)           (754)              (754)
  Interest income ......................             38              38                 38
  Interest expense .....................         (1,366)         (1,366)            (1,366)
Loss before income taxes ...............        (11,353)        (11,353)           (11,353)

  Provision for income taxes ...........            180             180                180
                                               --------        --------           --------
Loss before extraordinary item .........       $(11,533)       $(11,533)          $(11,533)
                                               --------        --------           --------
Extraordinary item - gain on debenture
  exchange .............................           --             3,062                919
Extraordinary item - gain on debenture
  interest .............................           --                94 (1)             28 (2)
                                               --------        --------           --------
Net (loss) .............................       $(11,533)       $ (8,377)          $(10,586)
                                               ========        ========           ========

Loss per common share:

  Loss before extraordinary item .......       $  (5.11)       $  (5.11)          $  (5.11)

  Extraordinary item - gain on debenture
  exchange .............................           0.00            1.40               0.42
                                               --------        --------           --------
Net (loss) per share ...................       $  (5.11)       $  (3.71)          $  (4.69)
                                               ========        ========           ========

- ------------------------------------------
   (1) Represents $72,000 gain on debenture interest and $22,000 gain on default interest.

   (2) Represents $21,000 gain on debenture interest and $7,000 gain on default interest.

                         COMPREHENSIVE CARE CORPORATION

                         Consolidated Income Statements
                                    Pro Forma

                       Nine Months Ended February 29, 1996
          (unaudited) (Dollars in Thousands, except per share amounts)

                                                                        Pro Forma (unaudited)
                                                                    ---------------------------
                                                     Actual           100%               30%
                                                    --------        --------           --------
Revenues:
  Operating revenues ........................       $ 23,964        $ 23,964           $ 23,964
                                                    --------        --------           --------

Costs and expenses:
  Direct healthcare operating expenses ......         21,493          21,493             21,493
  General and administrative expenses .......          5,825           5,825              5,825
  Provision for doubtful accounts ...........            920             920                920
  Depreciation and amortization .............            983             983                983
                                                    --------        --------           --------
                                                      29,221          29,221             29,221
                                                    --------        --------           --------
Loss from operations ........................         (5,257)         (5,257)            (5,257)
                                                    --------        --------           --------
  Gain on sale of assets ....................          1,023           1,023              1,023
  Non-operating gain ........................            860             860                860
  Interest income ...........................            164             164                164
  Interest expense ..........................         (1,053)         (1,053)            (1,053)
Loss before income taxes ....................         (4,263)         (4,263)            (4,263)

  Benefit for income taxes ..................         (2,506)         (2,506)            (2,506)
                                                    --------        --------           --------
  Loss before extraordinary item ............         (1,757)         (1,757)            (1,757)
                                                    --------        --------           --------
Extraordinary item - gain on debenture
  exchange ..................................           --             3,062                919
Extraordinary item - gain on debenture
  interest ..................................           --               682 (1)            204 (2)
                                                    --------        --------           --------
  Net earnings/(loss) .......................       $ (1,757)       $  1,987           $   (634)
                                                    ========        ========           ========

Loss per common share:

  Loss before extraordinary item ............       $  (0.67)       $  (0.67)          $  (0.67)

  Extraordinary item - gain on debenture
  exchange ..................................           0.00            1.42               0.43
                                                    --------        --------           --------
Net earnings/(loss) per common share ........       $  (0.67)       $   0.75           $  (0.24)
                                                    ========        ========           ========

- ----------------------------

(1) Represents $608,000 gain on debenture interest and $74,000 gain on default interest.

(2) Represents $182,000 gain on debenture interest and $22,000 gain on default interest.

BACKGROUND

         The Debentures were issued by the Company on April 25, 1985. On October 17, 1994, the Company failed to make an interest payment as described in the next paragraph. On or about February 10, 1995, an acceleration of all principal and interest due under the Debentures was declared. Thereafter, on February 24, 1995, an involuntary bankruptcy petition was filed against the Company. The petition was dismissed on March 6, 1995 with the consent of the petitioners.


         The Company has missed four semi-annual interest payments, due October 15, 1994, April 15, 1995, October 15, 1995, and April 15, 1996, respectively. It is estimated that the interest (and default interest thereon) accrued through July 15, 1996 will aggregate $1,716,840.


         Except for the effects of acceleration of the Debentures, the maturity date of the Debentures would be April 15, 2010, and interest would be payable semi-annually on each April 15 and October 15. See "Default on Debentures" below. The Company has outstanding $9,538,000 in principal amount of Debentures. The Debentures were issued for a price equal to 100% of the aggregate original principal amount of $46.0 million. Since that time, $36,462,000 aggregate principal amount of Debentures have been converted by their holders into Common Stock. No sinking fund obligations under the Debentures apply to the Company on account of the cancellation of such Debentures. See "The Proposals--Proposal No. 4" above. The interest cost to the Company under the Debentures is 7 1/2% of the outstanding principal amount per year and, while a nonpayment continues, includes interest at the annual rate of 7 1/2% on the overdue amounts. If the Exchange is accomplished, the reduction of the Debenture's debt service requirement would decrease the Company's future cash flow requirement. The Debentures currently are redeemable, in whole or in part, by the Company at 100% of face value.

         DEFAULT ON DEBENTURES

         The Company's losses in fiscal 1995 caused the Company to suspend interest payments to the holders of the Company's Debentures. As a result, the Company notified the Trustee that the Company was proposing a default interest payment date. After the default interest payment date was announced, but prior to payment, a group of Debentureholders and others purporting to hold an aggregate of 25% of the principal amount of the Debentures then outstanding declared on or about February 10, 1995 an acceleration of the principal in the aggregate amount of $9,538,000 plus interest and default interest accrued from April 15, 1994, which thereby became immediately due and payable. A subset of such persons filed an involuntary petition on February 24, 1995 in United States Bankruptcy Court for the Northern District of Texas against the Company under Chapter 7 of the U.S. Bankruptcy Code, which was dismissed, with the consent of the petitioners, on March 6, 1995 following the execution of the Letter Agreement described below.

         AGREEMENT OF PARTICIPATING SECURITYHOLDERS

         On March 3, 1995 the Company entered into a letter agreement (sometimes herein called the "Letter Agreement") with Mr. Jay H. Lustig, an individual who was representing certain holders of Debentures ("Participating Securityholders") owning or purporting to own approximately 25% in outstanding principal amount of Debentures who had taken the action to accelerate Debentures and filed an involuntary petition for bankruptcy of the Company on February 24, 1995. For the reasons set forth below, the Company believes that it is not bound by the Letter Agreement. The Exchange is being made by the Company voluntarily and includes certain of the concepts of the Letter Agreement as a framework for the currently proposed Exchange. Some of the terms of the proposed Exchange Offer are different from the Letter Agreement. See "Differences Between the Exchange Offer and the Letter Agreement's Contemplated Exchange" below.

         The Letter Agreement provided for a consensual out-of-court resolution that the Company's Board of Directors approved as being in the best interests of the Company and its stockholders and other stakeholders. Pursuant to the Letter Agreement, the holders' representative agreed to provide notices of waiver of the interest non-payment default, notices of rescission of the Debenture acceleration and the effects thereof, and consent to the immediate dismissal of the involuntary Chapter 7 petition filed on February 24, 1995 from holders of $2.5 million in outstanding principal amount of Debentures by March 31, 1995 and to use best efforts to provide waivers of the interest default and notice of rescission of acceleration from the additional amount necessary to constitute a majority of outstanding principal amount of Debentures. In return, the Company agreed to provide an opportunity within 180 days to holders of Debentures to tender their Debentures to the Company pursuant to an exchange offer to be made by the Company to the holders of Debentures. The exchange offer consideration was to consist of a payment of $500 in cash; $120 worth in shares of Common Stock at a defined value equal to an average market price calculated based on every round-lot trade over a specified trading period; and an $80 portion, in cash, of the accrued and unpaid interest. The balance of accrued interest and default interest in excess of such $80 was required to be waived by the record holder at the record date for interest payment.

         In addition, the Letter Agreement provided for a pledge by the Company after 150 days of all of the shares of CareUnit, Inc., a wholly-owned operating subsidiary of the Company, to secure the Company's obligation to complete the exchange on the agreed upon terms or otherwise to purchase Debentures, provided that the holder's representative and the Participating Securityholders had in each material respect performed their obligations required to be performed.

         Under the Letter Agreement, one of the material objectives was to obtain from the holders of a majority interest in the Company's outstanding Debentures a consent to, or waiver of, certain incidents of non-compliance with, and to rescind acceleration of, the Debentures. The Company believes the continuing acceleration results in material part from non-performance of material obligations by the Participating Securityholders. Although the Letter Agreement is not binding upon the Company, in its view, the currently proposed Exchange Offer is being made by the Company voluntarily and includes certain of the concepts of the Letter Agreement as a framework for the proposed Exchange. The Company believes that the Exchange Offer as presently contemplated will substantially comply with all material terms of the Letter Agreement in any case.

         The Debentureholders represented by Mr. Lustig consented to withdrawal of the bankruptcy petition, and the Company was advised by Mr. Lustig that each of them submitted notices of rescission of acceleration. Such Participating Securityholders did not hold a majority in principal amount of the Debentures. Management believes that the Participating Securityholders nevertheless did not use best efforts to solicit or to cause the Trustee to solicit notices of rescission of acceleration from other Debentureholders as necessary in order that notices of rescission of acceleration would be given by a majority in principal amount of the Debentures.

         DIFFERENCES BETWEEN THE EXCHANGE OFFER AND THE LETTER AGREEMENT'S CONTEMPLATED EXCHANGE

         The Exchange Consideration includes a precise number of shares of Common Stock that was calculated as closely as practicable based on a formula from the Letter Agreement. The Letter Agreement provided for a number of shares of

Common Stock calculated based on the reported prices on the NYSE Composite Tape during a defined trading period -- March 6, 1995 through May 19, 1995. The Exchange Consideration is based on the same trading period. The Exchange Consideration was calculated based on the weighted average closing price, although the Letter Agreement specified that the price "averaging" calculation was to have been based on the average price of each and every round-lot trade (100 shares or more). The information necessary for the specified calculation, as the Company experienced, is obtainable only within a short time following the trading day involved. When the Company's request for the specified dates was received by one of the few appropriate sources for such data, such data was no longer available for the beginning half of the trading period. The $7.50 defined worth per share is an approximation of $7.47, which was the "weighted average" trading price during the specified period (price times volume reported on the NYSE Composite Tape). The actually calculated value of $7.47 would have produced fractional shares. The $7.47 amount was calculated based on the daily closing prices over the same trading period, with the weighted daily closing prices for daily composite volume to follow the framework of the Letter Agreement by making trading volume a factor. This method is believed to approximate the Letter Agreement method as well as reasonably possible throughout the specified trading period. The Company was unable to utilize the individual round-lot trading prices to know the results of such a calculation, but believes the results would not be materially different from $7.50.

         The Letter Agreement provided that the previously proposed exchange would be consummated within 180 days; provided, however, that the Company promised to use "best efforts" and its obligation to consummate the exchange was expressly conditioned upon the satisfaction of Participating Securityholders' obligations. Management of the Company believes that the continuance of the nonpayment of the Debentures by approximately one year beyond such 180 days contemplated in the Letter Agreement makes its offer of an additional eight (8) shares of Common Stock per $1,000 principal amount exchanged, as interest, comparable in attractiveness to the offer contemplated by the Letter Agreement and reasonable in the circumstances, although no assurance is given as to the actual amount of value that should be given to one share of Common Stock or the proceeds thereof at any particular date, and no assurance is given that the additional shares compensate financially for the time value of the money not received previously.

         The Letter Agreement provided for an agreement by the Company in favor of all of the Debentureholders not to pledge the shares of CareUnit after the date of the Letter Agreement in order for the Company to be prepared to satisfy a future obligation, as of approximately July 29, 1995, to pledge those shares under the Letter Agreement. The Company was willing and ready to do so, but only if the Participating Securityholders had performed all of their material obligations under the Letter Agreement (with opportunity for cure if cure was possible). The Company has not pledged the shares to any person, and has no intention of doing so. Such pledge would have been to secure "the Company's obligation to purchase the Debentures on and subject to the terms and conditions of the Letter Agreement or otherwise." Management of the Company believes that the Company's obligations to perform the pledge of CareUnit shares did not arise because Participating Securityholders did not use best efforts to provide notices of rescission of acceleration signed by a majority of the outstanding principal amount of Debentures. The Letter Agreement also provided that a disposition of the shares for the benefit of satisfying the Debentures would have been permitted at any time after approximately August 28, 1995, which was 180 days after March 3, 1995. No pledge of the CareUnit shares is contemplated by the Company because in its view the particular provision of the Letter Agreement related thereto is not binding upon the Company because of the failure on the part of the other parties thereto to perform under the conditions thereof. The Company's management determined that making such a pledge would materially impair the Company's business and financial prospects.

         Pursuant to the Letter Agreement, every holder of Debentures who tendered them for exchange was to receive interest in an amount of $80 in cash in lieu of receiving the full actual amount of the interest. The Exchange Offer interest payment as contemplated today differs by including an additional eight
(8) shares of Common Stock. To the extent the accrual exceeded the designated $80 in cash as interest, the tender of Debentures was to constitute a waiver of excess accrued interest. At July 15, 1996, $180.00 of interest will have accrued per $1,000 of principal amount. The Company believes that increasing the interest payment with shares of Common Stock should provide Debentureholders an Exchange Offer that offers comparable incentive taking into account the original framework of the Letter Agreement and conserves the Company's cash funds for future needs.

         Because of the failure, in the Company's judgment, of the Participating Securityholders to use best efforts to deliver the rescissions of the acceleration and waiver of defaults by the registered owners of a majority in principal amount of the Debentures, the Company is seeking the Consent of Debentureholders through this solicitation. The Letter Agreement did not contemplate a Company solicitation similar to this Statement, or the Company's resulting costs, expenses and time consumed.

         PRICE OF DEBENTURES AND COMMON STOCK PRIOR TO ANNOUNCEMENT

         As of March 2, 1995, the date preceding the public announcement of the intention to make the Exchange Offer, the bid price for Debentures per each $1,000 principal amount was $360 and the asked price was $390. Debenture prices were reported to the Company informally, directly from brokers in the over-the-counter market, and such reports are not intended to indicate that active trading exists.

         As of March 2, 1995, the NYSE Composite Tape reported that the Company's Common Stock high sales price was $6, low sales price was $5 5/8, and closing sales price was $5 3/4.

         As of June 19, 1996, the bid and asked prices for the Debentures were $680 and $750, respectively, as reported by a broker. The low and high sales prices for the Company's Common Stock on June 26, 1996 were $7-1/4 and $7-3/8, respectively, as reported on the NYSE Composite Tape, and the closing sales price was $7-3/8.

EXCHANGE OFFER FUNDING REQUIREMENTS AND SOURCES

         The proposed Exchange Offer will require, if accomplished at all, the issuance of up to 228,912 shares of the Company's Common Stock to fund the stock portion of the Exchange. Principal of $500 in cash and sixteen (16) shares of Common Stock will be a designated principal portion of the Exchange Consideration. Accrued interest to the extent of $80 in cash plus eight (8) shares of Common Stock per $1,000 principal amount of Debentures will be a designated interest portion of the Exchange Consideration.

         Assuming that a majority in principal amount of Debentures consent to give notice of rescission of acceleration, then the acceleration will be rescinded if and only if the Company pays the interest due on the Debentures that are not tendered. The interest accrued includes the four semi-annual interest installments (interest from approximately April 15, 1994 to April 15,
1996) plus interest on defaulted interest payments accrued and unpaid to the date that the interest is paid (the "Interest Payment Date"). At July 15, 1996, the aggregate interest due will be approximately $1.72 million.

         Debentures that are accepted in the Exchange will become the property of the Company, along with all rights or claims thereunder, and a Debentureholder who surrenders a Debenture will immediately become the holder of a right to receive the Exchange Consideration. Assuming that 100% of the principal amount of Debentures are exchanged, the Company will require a maximum of $5,532,040 to pay the cash portion of the Exchange Consideration.

         The Company has approximately $3,000,000 in short-term cash equivalent investments, sufficient to exchange one-third of the outstanding principal amount of the Debentures. The Company also anticipates utilizing one or more of the following potential sources of cash to provide funds for its additional cash needs if more than one-third of the Debentures are tendered.

         - In March 1995, a jury awarded the Company approximately $2.7 million, plus interest, in damages in its lawsuit against RehabCare Corporation. The defendant has posted a bond for the amount of the award and has filed an appeal of the judgment. The Company is unable to predict whether this judgment will be sustained and, if sustained, when such proceeds might be realized.

         - The Company has received a firm commitment from a mutual fund to purchase in a private placement shares of Preferred Stock for a purchase price of up to $5.0 million.

         - The Company is seeking to privately place from $2 million to $4 million of equity through a broker-dealer that is not affiliated with the Company or its directors or officers.

         These potential needs for additional cash are subject to variation due to business and economic influences outside the Company's control. There can be no assurance that during fiscal 1997 the Company will complete the transactions required to fund its working capital deficit. Further, the rescission of acceleration will not occur until after the Exchange has been funded fully.

SUMMARY COMPARISON OF TERMS OF DEBENTURES AND EXCHANGE CONSIDERATION



                           THE DEBENTURES                                                  EXCHANGE CONSIDERATION
                           --------------                                                  ----------------------
PRINCIPAL ...  While the Debentures are accelerated, $1,000 of             For each $1,000 in principal amount exchanged, the
               principal and interest accrued on the principal to the      Debentureholder will receive $500 in cash plus 16
               date of payment is payable, along with interest on          shares of Common Stock. As of July 1, 1996, the
               unpaid interest to the extent lawful is due and payable     reported closing price of the Common Stock on the NYSE
               in cash. See "Interest" below. If the acceleration is       was $7-1/2. The rights of holders of Common Stock are
               rescinded, the principal amount will be due in full         junior to the rights of Debentureholders and all other
               April 15, 2010, subject to earlier redemption in the        creditors. See "Ranking" below.
               Company's discretion. No sinking fund payments will be
               due. See "The Proposals--Proposal No. 4."

                           THE DEBENTURES                                                  EXCHANGE CONSIDERATION
                           --------------                                                  ----------------------
INTEREST ..... Interest accrues at the rate of 7 1/2% per annum            The Exchange Consideration includes, as interest, for
               calculated on a 30-day month and 360 day year basis.        each $1,000 in principal amount exchanged, $80 in cash
               Interest has not been paid since the payment that was       plus eight (8) shares of Common Stock. The accrued
               made on April 15, 1994 on the Debentures. Four              interest will have aggregated $180.00 to July 15, 1996.
               semi-annual interest installments are in arrears            No additional payment of Exchange Consideration will be
               (October 1994, April 1995, October 1995 and April           due on account of interest accruing or accrued or any
               1996). Debentures earn interest on default interest at      other claim under such Debentures. As of July 1, 1996,
               7 1/2% per annum, to the extent permitted by law.           the reported closing price of the Common Stock on the
               Approximately $180.00 of interest in the aggregate will     NYSE was $7-1/2.
               have accrued on each $1,000 face value to July 15,
               1996. If the acceleration is to be rescinded, the
               interest required to be paid excludes the portion of
               accrued interest due only on account of the
               acceleration, comprised of interest on the principal
               amount from and after April 15, 1996.

MATURITY ....  While the Debentures are accelerated, all principal and     Upon the Exchange being completed, the tendering
               interest is due and payable immediately. If the             Debentureholders will receive Exchange Consideration,
               acceleration is rescinded, the principal amount will        and the Debentures tendered and exchanged will be
               mature on April 15, 2010, subject to optional               cancelled. Completion of the Exchange Offer is subject
               redemption at 100.00% of face amount, and also subject      to a high degree of risk. See "Special Risk Factors."
               to acceleration in the event of notice by the Trustee
               or at least 25% in principal amount of Debentures
               following the existence and continuation of an Event of
               Default. The Company elected to subtract from the
               Company's sinking fund obligations the $36,460,000
               principal amount of Debentures converted by
               Debentureholders in March 1991 and previously
               cancelled, effectively removing the sinking fund
               redemption obligation. See "the Proposals--Proposal No.
               4."

CONVERSION OR  Each $1,000 in principal amount is convertible into 4       See "Principal" above.
EXCHANGE ....  whole Common shares (and a Debentureholder will not be entitled to convert a Debenture in a principal amount
               less than $1,000) at the current conversion price of
               $248.57 per share. The conversion price is subject to
               adjustment to prevent dilution in certain events. The
               conversion price adjustments are made generally
               whenever shares are sold by the Company at a price
               below the average closing price on the NYSE during a
               specified period. See "Additional Risk
               Factors--Conversion Price Far Above Share Prices." See
               the "Notice of Conversion Price Adjustment" attached as
               Exhibit 99.18 hereto.

                           THE DEBENTURES                                                  EXCHANGE CONSIDERATION
                           --------------                                                  ----------------------
RANKING .....  Unsecured general obligations of the Company                Payments received in the Exchange Offer by
               subordinate to all existing and future Senior Debt of       Debentureholders may be subject to claims of Senior
               the Company (as defined). Secured Senior Debt totalled      Debt holders or other creditors, and, if competing
               approximately $2.0 million at July __, 1996.                creditors prevail in asserting their claims, the
                                                                           Exchange Consideration may be forfeitable. See
                                                                           "Priorities of Securities and Other Considerations
                                                                           Relating to Any Future Bankruptcy of the Company."
                                                                           Shares of Common Stock received in the Exchange
                                                                           constitute "equity" securities, which by their nature
                                                                           are subordinate to all indebtedness of the Company.

REDEMPTION AT
OPTION OF THE
COMPANY .....  Redeemable at any time in whole or in part at the           No redemption.
               option of the Company at the principal amount, together
               with accrued interest.




POTENTIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion, except as otherwise indicated, expresses the Company's understanding as to all material federal income tax consequences of the Exchange. This discussion contains information regarding federal income tax consequences to a typical taxpayer and does not consider all aspects of United States federal income tax that may be relevant to a Debentureholder receiving Exchange Consideration in the Exchange Offer in light of his, her or its particular circumstances. This discussion does not address the tax consequences to taxpayers subject to special tax treatment under the federal income tax laws (including dealers in securities, foreign persons, life insurance companies, tax-exempt organizations, financial institutions and any taxpayers subject to the alternative minimum tax). The following discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction. The discussion assumes that the Debentures are properly classified as indebtedness for federal income tax purposes and that each Debentureholder holds the Debenture as a capital asset. In addition, the discussion assumes that the Exchange Offer is consummated outside of a reorganization under the Bankruptcy Code.

         The summary is based upon the Internal Revenue Code, existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, which change may be retroactive, and any such change could affect the continuing validity of this discussion.

         The Company is not requesting a tax opinion or a tax ruling from the IRS on any issue connected with the Exchange. No assurance can be given that the IRS would agree with any of the tax consequences described herein. EACH DEBENTUREHOLDER IS URGED TO SEEK HIS, HER OR ITS OWN TAX ADVICE. All Debentureholders are urged to consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the Exchange to them in their particular circumstances.

         EFFECTS ON THE DEBENTUREHOLDERS

         The transaction is taxable for federal income tax purposes, and tax would be due in the year of the Exchange. The Exchange Consideration specifies an amount as interest which is less than the actual interest accrued through the date of the Exchange. The specified interest should be respected as interest for federal income tax purposes. The accrual or receipt of interest results in ordinary income. Accrual basis taxpayers should consult their tax advisors regarding accrued but unpaid interest. Assuming that the Debentures are held as a capital asset, the Exchange will result in capital gain or loss to the extent of the difference between (a) the fair market value as of the date of the Exchange of the Common Stock plus the amount of cash received by the

Debentureholder as Exchange Consideration (excluding any portion treated as interest for federal income tax purposes) and (b) the Debentureholder's tax basis in such Debentures. In the event a Debentureholder acquired Debentures with "Market Discount," the gain recognized on the transaction will be treated as ordinary income to the extent that the gain does not exceed the accrued Market Discount on the Debentures. Market Discount is defined as the excess of a debt instrument's stated redemption price at maturity over its basis immediately after its acquisition. Such ordinary income (if any) should be treated as interest by the Debentureholders.

         Unless a tendering Debentureholder provides its correct taxpayer identification number to the Company and certifies that such number is correct, generally under the federal income tax backup withholding rules an amount equal to 31% of the fair market value of the Exchange Consideration must be withheld and remitted to the IRS. However, corporations and certain other Debentureholders are not subject to these backup withholding and reporting requirements. Withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         EFFECTS ON THE COMPANY

         In connection with the Exchange Offer, the Company will realize gross income from the discharge of indebtedness ("DOD Income") to the extent that the adjusted issue price of the Debentures exceeds the cash (excluding any portion of the cash treated as interest for federal income tax purposes) and the fair market value of the Common Shares exchanged for the Debentures in the Exchange Offer. Such DOD Income will be excluded from taxable income to the extent that the Company is considered to be insolvent immediately before the Exchange Offer occurs (the "Insolvency Exclusion"). The Company would be considered insolvent for purposes of the Insolvency Exclusion to the extent that its liabilities exceed the fair market value of its assets immediately before the Exchange. The exclusion of DOD Income based on the Insolvency Exclusion is limited to the amount of such excess. Section 108(b) of the Code requires the Company to reduce certain tax attributes (including net operating loss carryovers unless an election is made to reduce only the adjusted tax basis of depreciable assets) to the extent of income excluded under the Insolvency Exclusion.

         If the Insolvency Exclusion does not apply to the Company, any NOLs of the Company (see "Special Risk Factors--Tax Matters" above) are available to offset DOD Income based on certain assumptions made by the Company that it considers to be reasonable (including, but not limited to, the assumption that the Company did not have a net unrealized built-in loss at the time the Exchange Offer is completed and the assumption that the Company's actual NOLs will be in excess of the DOD Income). The Company believes that it will not recognize any DOD Income in excess of available NOLs as a consequence of the Exchange Offer. The amount of DOD Income would depend in part upon the deemed issue price of the Common Shares, which would equal the fair market value thereof on the date the Exchange Offer is completed.

         Section 382 of the Code provides rules limiting the utilization of a corporation's NOL carryovers following a more than 50% change in ownership of a corporation's equity by 5% shareholders and certain segregated public groups (an "ownership change"). Upon the occurrence of an ownership change, the amount of post-ownership change annual taxable income of the Company and its affiliated subsidiaries (the "Company Group") that can be offset by the Company Group's pre-ownership change consolidated NOL carryovers generally cannot exceed an amount equal to the product of (i) the fair market value of the Company's stock immediately before the ownership change (subject to various adjustments) multiplied by (ii) the highest federal long-term tax-exempt rate in effect for any month in the three-calendar-month period ending with the calendar month of the ownership change (the "Annual Limitation"). In addition, in the event that the Company Group has a net unrealized built-in loss at the time of the ownership change, the deduction of certain built-in losses recognized during the five-year recognition period following the date of the ownership change will be subject to the Annual Limitation. In the event of multiple ownership changes, the applicable Annual Limitation for pre-ownership change NOLs may result in a lower Annual Limitation.

         The Company had a NOL carryover into fiscal and tax year 1996 of approximately $11.5 million. All of such NOLs may be limited by Section 382 of the Code (as described above) as a consequence of the occurrence of one or more ownership changes. The Company believes that, as of the start of fiscal 1996 and before this Exchange Offer, such NOLs were not subject to an Annual Limitation on their utilization.


         As a consequence of the Exchange and other financial restructuring, there is a substantial risk that the Company will incur an ownership change (as defined above). In the event that an ownership change occurs, it is likely that the Annual Limitation will materially reduce the amount of annual taxable income that can be offset with NOLs. At June 28, 1996, the federal long-term tax-exempt rate was 5.75%.


NO FAIRNESS OPINION

         The Company has not advised Debentureholders to exchange or to refrain from exchanging Debentures because, among other reasons, the Company has not obtained a fairness opinion concerning the Exchange Offer from any investment banking firm or an appraisal or any other investigation of the consequences of an Exchange.

                            DESCRIPTION OF DEBENTURES

         $46,000,000 principal amount, at a price of 100% of face amount plus accrued interest, of the Company's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures") were issued under an Indenture dated as of April 15, 1985 (the "Indenture") between the Company and Bank of America National Trust and Savings Association, as trustee (the "Trustee"). In March 1991, over $36 million in principal amount of Debentures were converted by their holders into shares of the Company's common stock, as then classified. As of the date hereof, $9,538,000 in principal amount remained outstanding.

         The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "1939 Act") as in effect on the date of the Indenture. The Debentures are subject to all such terms, and persons interested in those terms are referred to the Indenture and the 1939 Act for a statement thereof. This summary makes use of certain terms defined in the Indenture or the 1939 Act and does not purport to be complete, and is qualified in its entirety by references to the Indenture and the 1939 Act. All references to "Section," "Article" or "Paragraph" in this section refer to the applicable Section or Article of the Indenture or the applicable Paragraph in the form of Debenture included in the Indenture, as the case may be.

GENERAL

         The Debentures represent general unsecured obligations of the Company, subordinate in right of payment to certain other obligations of the Company as described under "Subordination of Debentures." The Debentures are convertible into the Company's Common Stock as described under "Conversion of Debentures." The Debentures are issued in fully registered form only in denominations of

$1,000 or any whole multiple thereof, and will mature on April 15, 2010. The Debentures are traded in the over-the-counter market. Such trading is sporadic.

         The Company pays interest on the Debentures at the rate of 7 1/2% per annum to the persons who are registered holders of Debentures at the close of business on the April 1 or October 1 next preceding the interest payment date. Interest is payable semiannually on April 15 and October 15 of each year. Interest is computed on the basis of a 360-day year of twelve 30-day months. The Company may pay principal and interest by its check and may mail interest checks to a holder's registered address. Principal and premium, if any, will be payable, and the Debentures may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the Trustee. The Trustee's office for this purpose is 180 E. Fifth Street, Suite 200, St. Paul, Minnesota 55101.

CONVERSION OF DEBENTURES

         The holder of any Debenture will be entitled at any time prior to the close of business on April 15, 2010, subject to prior redemption, to convert the Debentures or portions thereof which are $1,000 or whole multiples thereof, at the principal amount thereof, into shares of Common Stock of the Company, at the adjusted conversion price of $248.57 per share, subject to further adjustment as described below. On each semi-annual interest payment date, interest will be paid to the registered holder as of the record date for payment. Debentures that are surrendered for conversion after the record date for the payment of interest would receive the interest payable (Paragraph 2). No other payment or adjustment will be made on conversion of any Debenture for interest accrued thereon or dividends on any Common Stock issued (Section 10.02). The Company will not issue fractional shares of Common Stock upon conversion of Debentures and, in lieu thereof, will pay a cash adjustment based upon the market price of the Common Stock on the last business day prior to the date of conversion (Section 10.03 and Paragraph 8). In the case of Debentures called for redemption, conversion rights will expire at the close of business the fifth business day prior to the redemption date (Section 3.03 and Paragraph 8).

         The conversion price, which, as adjusted, was $248.57 per share as of May 31, 1996, is subject to adjustment as set forth in the Indenture in certain events, including: the issuance of stock of the Company as a dividend or distribution on the Common Stock; subdivisions and combinations of the Common Stock; the issuance of stock of the Company upon certain reclassifications of its Common Stock; the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for Common Stock at less than the current market price (as defined); the distribution to all holders of Common Stock of debt securities or assets of the Company or rights or warrants to purchase assets or securities of the Company (excluding cash dividends or distributions paid out of current or retained earnings); the issuance of shares of Common Stock (with certain exceptions) for less consideration than the current market price; and the issuance of securities convertible into or exchangeable for shares of Common Stock (other than pursuant to transactions described above and with certain exceptions) for a consideration per share of Common Stock deliverable on such conversion or exchange that is less than the current market price (as defined) of the Common Stock. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for rights to purchase Common Stock pursuant to a Company dividend or interest reinvestment plan. In addition, no adjustment need be made if holders of Debentures are to participate in such transactions on a basis and with notice that has been determined to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Company may at any time reduce the conversion price by any amount, provided that any such reduction must be effective for a minimum period of 15 days. In March 1991, the Company temporarily reduced the conversion price pursuant to such provision. If the Company consolidates or merges into or transfers or leases all or substantially all of its assets to any person, the Debentures will become convertible into the kind and amount of securities, cash or other assets which the holders of the Debentures would have owned immediately after the transaction if the holders had converted the Debentures immediately before the effective date of the transaction (Sections 10.06-10.18).

         If the Company makes a distribution resulting in an adjustment to the conversion price and such adjustment is considered to result in an increase in the proportionate interests of the holders of the Debentures in the assets or earnings and profits of the Company, holders of the Debentures may be viewed as receiving a "deemed distribution" that is taxable as a dividend under Sections 301 and 305 of the Code (as it exists on the date thereof).

OPTIONAL REDEMPTION

         The Company may, at its option, redeem all or part of the Debentures, on at least 15 days' but not more than 60 days' notice to each holder of Debentures to be redeemed at the holder's registered address, at the redemption price (expressed as a percentage of principal amount) of 100%, plus accrued interest to the redemption date.

SINKING FUND


         Subject to certain conditions, the Company is required to redeem, through operation of a sinking fund, 5% of the aggregate principal amount of Debentures on April 15, 1996, and on each April 15 thereafter through April 15, 2009, at a redemption price of 100% of principal amount thereof, plus accrued interest to the redemption date. Such sinking fund payments are calculated to retire 70% of the Debentures prior to maturity. Provided, however, the Company may reduce the principal amount of Debentures to be redeemed by subtracting 100% of the principal amount of any Debentures that holders of the Debentures have converted on or before such April 15 or any Debentures that the Company has delivered to the Trustee for cancellation or that the Company has redeemed other than through operation of the sinking fund on or before such April 15. Approximately $36 million in principal amount of Debentures was converted by Debentureholders in 1991, which the Company has elected to utilize to extinguish the sinking fund obligations at April 15, 1996 and in all subsequent years (Paragraph 6). See "The Proposals--Proposal No. 4."


SUBORDINATION OF DEBENTURES

         The payment of the principal of, premium, if any, and interest on the Debentures is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, as defined in the Indenture, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Upon (i) the maturity of Senior Debt, including by acceleration or otherwise, or (ii) any distribution of the assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, the holders of Senior Debt will be entitled to receive payment in full before the holders of Debentures are entitled to receive any payment (Sections 11.03-11.04).

         "Senior Debt" means all defined Debt (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), unless the instrument governing such Debt expressly provides that such Debt is not senior or superior in right of payment to the Debentures. Provided also that Senior Debt shall not include any defined Debt of the Company to any of its subsidiaries (Section 11.02). The principal amount of Senior Debt at May 31, 1996 was estimated at $2.5 million.

         "Debt" means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing obligations of the Company as lessee under leases of real or personal property, or representing the deferred and unpaid balance of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of the Company prepared on a consolidated basis in accordance with generally accepted accounting principles (Section 11.02).

         In addition, the claims of third parties to the assets of the Company's subsidiaries incurring such obligations will be superior to those of the Company as a stockholder, and, therefore the Debentures may be deemed to be effectively subordinated to the claims of such third parties. Certain substantial operations of the Company are conducted through such subsidiaries, and the Debentures are effectively subordinated to repayment of the Company's liabilities arising from those operations.

         The Indenture does not limit the amount of additional indebtedness, including Senior Debt, which the Company or any subsidiary can create, incur, assume or guarantee.

         As a result of these subordination provisions, in the event of insolvency, holders of the Debentures may recover less ratably than other creditors of the Company or its subsidiaries.

EVENTS OF DEFAULT AND REMEDIES

         An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment when due of principal and premium, if any, on the Debentures; failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Debentures; and certain events of bankruptcy or insolvency (Section 6.01).

         If any Event of Default occurs and is continuing, the Trustee, or the holders of at least 25% in the principal amount of the Debentures then outstanding can give notice to the Company and the Trustee in order to accelerate and to declare all the Debentures to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, and subject to applicable law, all outstanding Debentures become due and payable without further action or notice (Section 6.02).

         If an Event of Default occurs and is continuing, the Trustee may pursue any remedy available at law or in equity to collect the payment of principal or interest on the Debentures or to enforce the performance of any provision of the Indenture or the Debentures. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default (Section 6.03).

         Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. A holder of Debentures may enforce a remedy with respect to the Indenture or the Debentures only if the Trustee gives notice of a continuing Event of Default, the holders of at least 25% in principal amount of then outstanding Debentures make a request to the Trustee to pursue the remedy, such holders offer to the Trustee an indemnity satisfactory to the

Trustee against loss, liability or expense, the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and during such 60-day period the holders of a majority in principal amount of then outstanding Debentures do not give the Trustee a direction inconsistent with the request (Section 6.06). Subject to certain limitations, holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee regarding the time, method and place of exercising any trust or power conferred on it (Section 6.05).

         The Trustee is required, within 90 days after the occurrence of any Event of Default which is known to the Trustee and continuing, to give the holders of the Debentures notice of such Event of Default. The Trustee may withhold from holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest (Section 7.05). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and upon becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default (Section 4.03).

MERGER, CONSOLIDATION, OR SALE OF ASSETS

         The Company may not consolidate or merge into, or transfer all or substantially all of its assets to, another corporation, person or entity unless
(i) the successor is a United States corporation, (ii) it assumes all of the obligations of the Company under the Debentures and the Indenture, and (iii) after such transaction no Event of Default exists (Article 5).

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of at least two-thirds in principal amount of such then outstanding Debentures, and any existing default or non-compliance with any provision may be waived with the consent of the holders of at least two-thirds in principal amount of the then outstanding Debentures (Sections 9.02 and 6.04). Without the consent of any holder of the Debentures, the Company and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to holders of the Debentures in the case of a merger or acquisition, or to make any change that does not adversely affect the rights of any holder of the Debentures (Section
9.01 and Paragraph 12). Without the consent of each Debentureholder affected, the Company may not reduce the principal amount of Debentures, the holders of which must consent to in order to amend the Indenture; reduce the rate or change the interest payment time of any Debenture; reduce the principal of or change the fixed maturity of any Debenture; make any Debenture payable in money other than that stated in the Debenture, i.e., U.S. dollars; make any change in the provisions concerning waiver of Defaults or Events of Default by holders of the Debentures or rights of holders to receive payment of principal or interest; or make any change that adversely affects conversion rights or adversely affects Debentureholders under the Indenture's and the Debenture's subordination provisions (Section 9.02).

TRANSFER AND EXCHANGE

         A holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Debenture selected for redemption. Also, the Registrar is not required to transfer or exchange any Debenture for a period of 15 days before a selection of Debentures to be redeemed (Section 2.06 and Paragraph 10).

         The registered holder of a Debenture may be treated as the owner of the Debenture for all purposes.

CONCERNING THE TRUSTEE

         The Trustee acts as Debenture Conversion Agent, Paying Agent and Registrar (Section 12.10).

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign (Article 7).

         The holders of a majority in principal amount of the then outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debentures, unless they shall have offered to the Trustee security and indemnity satisfactory to it (Section 7.01).

                           INCORPORATION BY REFERENCE


         PROVIDED HEREWITH, FOR THE PURPOSE OF PROVIDING DEBENTUREHOLDERS WITH SUBSTANTIALLY THE FINANCIAL INFORMATION THAT ITEM 13 OF SCHEDULE 14A UNDER THE SECURITIES EXCHANGE ACT IDENTIFIES, AND THE RISK FACTORS SET FORTH THEREIN, ARE THE COMPANY'S ANNUAL REPORT ON FORM 10-K, AS AMENDED, RELATED TO THE FISCAL YEAR ENDED MAY 31, 1995, AND QUARTERLY REPORTS ON FORM 10-Q, AS AMENDED, FOR THE PERIODS ENDED AUGUST 31, 1995, NOVEMBER 30, 1995 AND FEBRUARY 29, 1996. ONLY THE RESPECTIVE AUDITORS' REPORTS, FINANCIAL STATEMENTS AND THE NOTES THERETO, OTHER SELECTED FINANCIAL INFORMATION, THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND THE INFORMATION IN OR REFERRED TO IN RISK FACTORS, ARE INCORPORATED HEREIN BY THIS REFERENCE.


         MANAGEMENT REQUESTS A CONSENT FOR PROPOSALS NO. 1, 2, 3 AND 4.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Kerri Ruppert
                                            Secretary

July __, 1996

Corona del Mar, California

                             [FORM OF FRONT OF CARD]

                         COMPREHENSIVE CARE CORPORATION

                                     CONSENT

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COMPREHENSIVE CARE CORPORATION (the "Company"). The Board of Directors of Comprehensive Care Corporation RECOMMENDS CONSENT on every proposal.

Debentureholders are urged to mark, sign, date and mail promptly this Consent card in the envelope provided. Consents must be received at the address of the Trustee by 5:00 p.m. St. Paul , Minnesota time, on or before _________, 1996, unless the deadline is extended without further notice. If not otherwise terminated, the Consent Solicitation Period terminates 60 days after the earliest-dated Consent.

THIS CONSENT CARD IS INTENDED TO OBTAIN CONSENT; AND THIS CARD SHALL BE DEEMED TO INDICATE A CONSENT TO EACH PROPOSAL IF NOT INDICATED TO THE CONTRARY AS TO EACH PROPOSAL.

EACH CONSENT MUST BE SIGNED AND DATED.

Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person. Please do not forget to sign and date this Consent card.

Please return this consent card promptly, using the enclosed envelope. No postage is required if mailed in the United States of America.

[FORM OF BACK OF CARD]

PLEASE SIGN, DATE AND INDICATE APPROVAL BELOW.

PROPOSAL 1:               / / APPROVE / / DISAPPROVE / / ABSTAIN

Proposal 1.    To consent to rescind the acceleration, and hereby to notify
               First Trust of California, National Association, successor to
               Bank of America National Trust and Savings Association (the
               "Trustee"), pursuant to Section 6.02 of the Indenture dated April
               25, 1985 (the "Indenture") between the Company and the Trustee, of a rescission of the acceleration of all principal and interest due under the Company's 7 1/2% Convertible Subordinated
               Debentures Due April 15, 2010 (the "Debentures").

PROPOSAL 2:               / / APPROVE / / DISAPPROVE / / ABSTAIN

Proposal 2.    To consent to waive, and hereby to notify the Trustee of a waiver of, any other Events of Default under the Debentures (other than any nonpayment of principal and interest).

PROPOSAL 3:               / / APPROVE / / DISAPPROVE / / ABSTAIN

Proposal 3.    To consent to instructions, and hereby to instruct the Trustee, not to pursue any remedy under the Debentures or the Indenture upon anything less than future directions given by a majority in outstanding principal amount of Debentures during the Consent
               Solicitation Period and a period of up to 30 calendar days thereafter pending rescission of acceleration and competition of the Exchange.

PROPOSAL 4:               / / APPROVE / / DISAPPROVE / / ABSTAIN

Proposal 4.    To consent to the waiver of notice provisions required under the
               Indenture with respect to the Company's cancellation of sinking fund payment obligations.

SIGNATURE(S)
_____________________________________
            Signature
_____________________________________
Signature (if held jointly)
Title or authority (if applicable)

Date:____________________, 1996

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMENDS A CONSENT TO "APPROVE" EACH OF PROPOSALS NO. 1, NO. 2, NO. 3 AND NO. 4 IN ORDER TO FACILITATE RESCISSION OF ACCELERATION OF THE DEBENTURES. THIS CONSENT CARD WILL BE COUNTED AS YOU

DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE DEEMED TO INDICATE CONSENT TO "APPROVE" EACH OF THE FOREGOING PROPOSALS.



                                       55